As filed with the Securities and Exchange Commission on February 6, 2013

Registration No. 333-185758

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware	8200	20-8610073
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

19111 North Dallas Parkway, Suite 200
Dallas, TX 75287
(972) 695-4776

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Ogle, Chief Executive Officer
BLUE CALYPSO, INC.
19111 North Dallas Parkway, Suite 200
Dallas, TX 75287
(972) 695-4776

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications set to agent for service, should be sent to:

Sean F. Reid, Esq.
Fox Rothschild LLP
997 Lenox Drive, Building 3
Lawrenceville, NJ 08648

Tel. (609) 895-6719

Fax (609) 896-1469

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

i

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum		Proposed
		offering		maximum
(i) Title of each class of	Amount to be	price per		aggregate	Amount of
securities to be registered	Registered (1)	share		offering price	registration fee
Common Stock, $0.0001 par value per share	5,191,533	$0.32	(2)	$1,661,291	$226.60
Common Stock, $0.0001 par value per share issuable upon conversion of 8% Convertible Note	3,686,633	$0.32	(2)	$1,179,723	$160.91
Common Stock, $0.0001 par value per share issuable upon exercise of warrants	958,935	$0.32	(2)	$306,860	$14.86
Total	9,837,101				$429.37(3)

(1)   Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Act, using the average of the high and low price as reported on the OTC Bulletin Board on February 5, 2013 which was $0.32 per share.

(3)   $667.69 was previously paid.

The registrant hereby amends this registration statement on such date or  dates as may be necessary to delay its effective date until the registrant  shall file a further amendment which specifically states that this registration  statement shall thereafter become effective in accordance with Section 8(a) of  the Securities Act of 1933 or until the registration statement shall become  effective on such date as the Securities and Exchange Commission, acting  pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-1 (No. 333-185758) of Blue Calypso, Inc., previously filed with the Securities and Exchange Commission on December 31, 2012 and declared effective on January 7, 2013. This Post Effective Amendment No. 1 is being filed solely to update certain information in the enclosed prospectus with respect to one of the selling stockholders. The registration fee for the shares included in this Post-Effective Amendment No 1 was paid in connection with the original registration of such shares, and therefore no additional registration fee is being paid in connection herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2013

PRELIMINARY PROSPECTUS

Blue Calypso, Inc.

5,191,533 Shares of Common Stock

3,686,633 Shares of Common Stock Underlying 8% Convertible Note

958,935 Shares of Common Stock Underlying Warrants

_________________

This prospectus relates to the resale of:  (i) up to 5,191,533 shares of our common stock to be offered by the selling stockholders, (ii) up to 3,686,633 shares of our common stock to be offered by the selling stockholders upon the conversion of an outstanding 8% convertible note, and (iii) up to 958,935 shares of our common stock to be offered by the selling stockholders upon the exercise of outstanding common stock purchase warrants.

The selling stockholders may sell shares of common stock from time to time in the principal market on which our common stock is traded at the prevailing market price or in privately negotiated transactions. See “Plan of Distribution” which begins on page 46.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling stockholders. We intend to use those proceeds, if any, for general corporate purposes. We will pay the expenses of registering these shares.

All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “BCYP.OB.”  On February 5, 2013, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $0.32 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2013

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

v

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  It may not contain all the information that may be important to you.  You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical financial statements and related notes included elsewhere in this prospectus or any accompanying prospectus supplement before making an investment decision.  In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us” and the “Company” for periods prior to the closing of our reverse merger  on September 1, 2011 refer to Blue Calypso Holdings, Inc., a private company incorporated under the laws of the State of Texas that is now our wholly-owned subsidiary, and its subsidiary. All references to “we,” “our,” “us” and the “Company” for periods subsequent to the closing of our reverse merger transactions and prior to the closing of our reincorporation merger on October 17, 2011 refer to Blue Calypso, Inc., a publicly traded Nevada corporation, and its direct and indirect subsidiaries. All references to “we,” “our,” “us” and the “Company” for periods subsequent to the closing of our reincorporation merger refer to Blue Calypso, Inc., a publicly traded Delaware corporation, and its direct and indirect subsidiaries.

Corporate History

We were incorporated as a Nevada corporation on March 2, 2007 under the name JJ&R Ventures, Inc. for the purpose of developing and marketing an educational book series, consisting of books, presentations and flash cards focusing on healthy nutrition for children. On or about July 2011, we were presented with a business opportunity by the management of a privately held Texas company named Blue Calypso Holdings, Inc. that upon evaluation was determined to be more desirable than our previous business plan. As a result, we suspended our efforts in relation to our original business plan and entered into negotiations with Blue Calypso Holdings, Inc. to consummate a reverse merger transaction.

In contemplation of a possible transaction with Blue Calypso Holdings, Inc., we changed our name from “JJ&R Ventures, Inc.” to “Blue Calypso, Inc.” on July 21, 2011 and completed a three and four tenths (3.4) for one (1) forward stock split of our common stock.

On September 1, 2011, in order to effectuate the reverse merger transaction, Blue Calypso Acquisition Corp., a wholly-owned subsidiary of ours, merged with and into Blue Calypso Holdings, Inc., with Blue Calypso Holdings, Inc. being the surviving corporation and becoming our wholly-owned subsidiary. In connection with this merger, we discontinued all of our prior operations and assumed the business of Blue Calypso Holdings, Inc. as our sole line of business. We refer to this merger transaction as the “reverse merger.”

Immediately following the closing of the reverse merger, we transferred all of our pre-merger assets and liabilities to JJ&R Ventures Holdings, Inc., a wholly-owned subsidiary, and transferred all of the outstanding stock of JJ&R Ventures Holdings, Inc. to Deborah Flores, our then majority stockholder and our former president, secretary, treasurer and sole director, in exchange for the cancellation of 51,000,000 shares of our common stock then owned by Ms. Flores.

On October 17, 2011, we merged with and into Blue Calypso, Inc., a Delaware corporation and wholly-owned subsidiary, for the sole purpose of changing our state of incorporation from Nevada to Delaware.  We refer to this merger transaction as the “reincorporation merger.”

Through our platform, participating consumers can use the mobile and social technologies they regularly use for digital communications to endorse our participating advertisers’ brands, offerings or causes.  These consumer “endorsers” deliver advertiser-created content to their friends and followers and are sometimes rewarded for promoting participating advertisers’ brands with incentives and reward perks.

Today, large companies are becoming their own media networks, disseminating digital content to their millions of email addresses, Facebook fans, Twitter followers, etc. These social media channels and mobile delivery capabilities have created a significant opportunity for companies to leverage their marketing assets by having their “fans” tell their friends about a company or product, thus reducing their media expenses and growing their return on investment.

We help companies who market to consumers by cultivating, activating, and monetizing their social media presence. Our technology facilitates content delivery across multiple social channels and then tracks performance, monitors engagement, and uses robust analytics to help client companies improve their marketing returns.

Brand content, such as promotions and offers, are offered by client companies to their fans, employees, and customers. Should these advocates choose to, they can forward these promotions and offers through social media channels with a personal message.  Our technology tracks, monitors, and performs analytics for client to help them improve their returns on marketing investments.

Our technology allows us to help clients spread their marketing message, and can help them reach new prospective customers.  This can be done by encouraging customers to  learn more about a new product, watch a promotional video, increase “likes” on Facebook, increase followers on Twitter, join email lists, etc.  This is done by encouraging advocates of a company to interact and personalize messages to people that they think would like to hear about an offer.  Advocates of a company can add comments, a photo or video, and share it with their social networks.  Brand swill many times offer incentives or VIP perks to advocates who share.  Many times, brands will offer incentives in a loyalty program that already exists as a ‘thank you” to advocates for sharing a message.

It is also clear that many companies are beginning to see their employees as a key channel to spread the message about new products and promotions.  We have created a new product, EmGage, that leverages our base technology of tracking, monitoring, and performing analytics on the spread of social media, but are targeting companies with large employee bases as the key channel of message distribution.  By offering employees incentives, employers can encourage their employees to let their friends know about upcoming products and promotions, which can increase sales as well as employee satisfaction, and potentially reduce turnover.

Other products that we have  in development, such as PopShare, allow companies to download our app to their website, which can increase the ease of sharing content and information across multiple social channels simultaneously.

We, leveraging our proprietary technology and patents, are constantly looking for opportunities to help companies spread their message more effectively and efficiently using social media channels as a significant cost savings vs. traditional media channels such as television, radio, and newspapers.  We will continue to innovate, creating new products and services to help companies leverage the significant cost reduction capabilities that our technology offers.

Our proprietary ad-rendering and delivery engine gives advertisers the ability to serve multiple creative display ads within the same campaign, targeting such specific conditions as geo-location, day-of-week, time-of-day, and even weather conditions. Our technology identifies the recipient’s circumstance upon campaign view and delivers a relevant message. We believe that our ability to implement targeted advertisements, including point-of-sale, geo-location specific offers, and metered mobile coupon redemptions, extends the capability of our platform beyond current digital or mobile advertising.

As a by-product of campaign delivery and recipient interaction, we offer analytics and business intelligence capabilities, which provide advertisers the ability to see how campaigns are delivered, where they are getting the most traction, and which are seeing the most activity. The platform also allows advertisers to assess the response to their messages in real-time and adjust their campaigns based on performance. For example, advertisers can launch multiple campaigns and monitor their analytics to see which content is getting a more viral response and igniting the most conversation.

Our principal executive offices are located at 19111 North Dallas Parkway Suite 200, Dallas Texas 75287. Our telephone number is (972) 695-4776. Our website address is http://www.bluecalypso.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Offering

Common stock offered by the selling stockholders:	9,837,101 shares of our common stock to be offered by the selling stockholders

Common stock outstanding prior to the offering:	138,381,367

Common stock outstanding after this offering:	143,026,935 (1)

Use of proceeds:

We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling stockholders. We intend to use those proceeds, if any, for general corporate purposes.

Offering price:	All or part of the shares of common stock offered hereby may be sold from time to time in amounts and on terms to be determined by the selling stockholders at the time of sale.

OTC Bulletin Board symbol:	BCYP.OB

Risk factors:

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 3 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1) The number of shares of common stock outstanding after the offering is based upon 138,381,367 shares outstanding as of February 5, 2013 including 13,406,667 shares issued pursuant to restricted stock awards, and assumes conversion of the 8% Convertible Notes and the exercise of all warrants with respect to those shares being registered for resale pursuant to the registration statement of which this prospectus forms a part.

The number of shares of common stock outstanding after this offering excludes:

•        10,388,210 shares of common stock issuable upon the exercise of currently outstanding options;

•         30,220,008 shares of common stock available for future issuance under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan;

•         25,036,819 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock;

•         3,333,333 shares of common stock issuable upon conversion of outstanding 8% senior secured convertible debentures; and

•         31,536,820 shares of common stock issuable upon exercise of currently outstanding warrants.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  Before investing in our common stock, you should carefully consider the risks described below and the financial and other information included in this prospectus.  If any of the following risks, or any other risks not described below, actually occur, it is likely that our business, financial condition, and/or operating results could be materially adversely affected.  In such case, the trading price and market value of our common stock could decline and you may lose part or all of your investment in our common stock.  The risks and uncertainties described below include forward-looking statements and our actual results may differ from those discussed in these forward-looking statements.

Risks Relating to our Business

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $4,610,585 and $6,858,173 for the nine months ended September 30, 2012 and the period from September 11, 2009 to September 30, 2012, respectively. As of September 30, 2012, we had a stockholders’ deficit of $182,361.  We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise in the relatively new and volatile market for product marketing and branding through social media communities. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue model. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have a limited operating history. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We have nominal revenues from operations and limited assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably.  If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We may need additional capital to fund our operations.

We believe that we will require additional capital to fund the anticipated expansion of our business and to pursue targeted revenue opportunities. We cannot assure you that we will be able to raise additional capital. If we are able to raise additional capital, we do not know what the terms of any such capital would be. In addition, any future sale of our equity securities would dilute the ownership and control of our current stockholders and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations.

Our failure to manage growth effectively could impair our business.

Our business strategy envisions a period of rapid growth that may put a strain on our administrative, operational resources and funding requirements.  Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified personnel.  There can be no assurance that we will be able to do so, particularly if losses continue and we are unable to obtain sufficient financing.  If we are unable to successfully manage growth, our business, prospects, financial condition, and results of operations could be adversely affected.

The markets that we are targeting for revenue opportunities may change before we can access them.

The markets for traditional Internet and mobile web products and services that we are targeting for revenue opportunities are changing rapidly and are being pursued by many other companies, and the barriers to entry are relatively low. We cannot provide assurance that we will be able to realize our targeted revenue opportunities before they change or before other companies dominate the market. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit client attrition and maintain our prices.

We operate within a highly competitive and complex market, which could have an adverse effect on our business.

Product advertising, marketing, awareness and branding through social media sites is an extremely competitive and fragmented industry.  The industry can be significantly affected by many factors, including changes in local, regional, and national economic conditions, changes in consumer preferences, brand name recognition, marketing and the development of new and competing products or new social media companies.  We expect that existing businesses that compete with us and have greater financial resources than us will be able to undertake more extensive marketing campaigns and more aggressive advertising strategies than us, thereby generating more attention to their companies.  These competitive pressures could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Future competitive technology for advertising, branding and awareness campaigns in the mobile device market may render our technology obsolete.

Newer technology may render our technology obsolete which would have a material adverse effect on our business and results of operations.  In addition, in order to adapt to new technology, we may be required to collaborate with third parties to develop and deploy our services, and we may not be able to do so on a timely and cost-effective basis, if at all.

We may not be able to adequately protect our proprietary rights, which would have an adverse effect on our ability to competitively conduct our business.

We rely on our proprietary rights to deliver our platform. To protect our proprietary rights, we rely on a combination of patent and trade secret laws, confidentiality agreements, and protective contractual provisions. Despite these efforts, our patents and intellectual property relating to our business may not provide us with adequate protection of our platform or any competitive advantages.

Our issued patent may be subject to challenge and possibly invalidated by third parties.  Changes in either the patent laws or in the interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property.

We own three patent applications in the United States.  We cannot assure that these patent applications will be issued, in whole or in part, as patents.  Patent applications in the United States are maintained in secrecy until the patents are published or issued.  Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we are the first creator of the inventions covered by pending patent applications.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain.  Accordingly, we cannot be certain that the patent applications that we file will actually afford protection against competitors with similar technology.  Others may independently develop similar or alternative products and technologies that may be outside the scope of our intellectual property.  In addition, patents issued to us may be infringed upon or designed around by others and others may obtain blocking patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

Further, effective protection of intellectual property rights may be unavailable or limited in some foreign countries.  Our inability to adequately protect our proprietary rights would have an adverse impact on our ability to competitively market our platform on a world-wide basis.

We also rely on trade secrets law to protect our technology.  Trade secrets, however, are difficult to protect.  While we believe that we use reasonable efforts to protect our trade secrets, our own or our strategic partners’ employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors.  We seek to protect this information, in part, through the use of non-disclosure and confidentiality agreements with employees, consultants, advisors, and others.  These agreements may be breached, and we may not have adequate remedies for a breach.  In addition, we cannot ensure that those agreements will provide adequate protection for our trade secrets, know-how or other proprietary information or prevent their unauthorized use or disclosure.

If our trade secrets become known to competitors with greater experience and financial resources, the competitors may copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies.  If we were to prosecute a claim that a third party had illegally obtained and was using our trade secrets, it could be expensive and time consuming and the outcome could be unpredictable.  In addition, courts outside the United States are sometimes less willing to protect trade secrets than courts in the United States.  Moreover, if our competitors independently develop equivalent knowledge, we would lack any contractual claim to this information, and our business could be harmed.

To the extent that consultants and key employees apply technological information independently developed by them or by others to our potential products, disputes may arise as to the proprietary rights of the information, which may not be resolved in our favor.  Consultants and key employees that work with our confidential and proprietary technologies are required to assign all intellectual property rights in their discoveries to us.  However, these consultants and key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors.

We could become involved in intellectual property disputes that create a drain on our resources and could ultimately impair our assets.

We do not knowingly infringe on patents, copyrights or other intellectual property rights owned by other parties; however, in the event of an infringement claim, we may be required to spend a significant amount of money to defend a claim, develop a non-infringing alternative or to obtain licenses. We may not be successful in developing such an alternative or obtaining licenses on reasonable terms, if at all. Any litigation, even if without merit, could result in substantial costs and diversion of our resources and could materially and adversely affect our business and operating results.

Third-party intellectual property rights in our field are complicated and continuously evolving.  We have not performed searches for third-party intellectual property rights that may raise freedom-to-operate issues, and we have not obtained legal opinions regarding commercialization of our potential products.  As such, there may be existing patents that may affect our ability to commercialize our potential products.

In addition, because patent applications are published up to 18 months after their filing, and because applications can take several years to issue, there may be currently pending third-party patent applications that are unknown to us, which may later result in issued patents that result in challenges to our use of intellectual property.

If a third-party claims that we infringe on its patents or other proprietary rights, we could face a number of issues that could seriously harm our competitive position, including:

•         infringement claims, with or without merit, which can be costly and time consuming to litigate, delay any regulatory approval process and divert management’s attention from our core business strategy;

•         substantial damages for past infringement, which we may have to pay if a court determines that our products or technologies infringe upon a competitor’s patent or other proprietary rights; and

•         a court order prohibiting us from commercializing our potential products or technologies unless the holder licenses the patent or other proprietary rights to us, which such holder is not required to do.

Our dependence on the continued growth in the use of the web and mobile smartphone networking could adversely affect our results of operations.

Our business depends on consumers continuing to increase their use of the mobile smartphone for social networking, to obtain product content, reward type offers as well as for conducting commercial transactions.  The rapid growth and use of the smartphone as an information conduit is a relatively recent phenomenon.  As a result, the acceptance and use of smartphones may not continue to develop at historical rates.  Mobile web usage may be inhibited for a number of reasons, such as inadequate network infrastructure, security concerns, inconsistent quality of service and availability of cost-effective, high-speed service or smart mobile devices.

If mobile web usage grows, the mobile Internet infrastructure may not be able to support the demands placed on it by this growth or its performance and reliability may decline.  In addition, websites and mobile networks have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet and mobile network infrastructure.  If these outages and delays occur frequently in the future, web usage, as well as usage of our website, could grow more slowly or decline, which could adversely affect our results of operations.

If we are unable to establish and maintain strategic relationships with advertisers or are unable to attract users to endorse the advertisers’ products, our business could be adversely affected.

We depend on establishing and maintaining relationships with advertisers and matching users with advertisers’ products for a significant portion of our traffic. Our mobile advertising platform matches advertisers with their target customers through a union of mobile devices and social media psychology.  To initiate an advertising campaign on our platform, an advertiser requests to be matched with a group of our subscribers that meet their target demographic and interest criteria.  Consumers’ tastes may change and it may become difficult to match advertisers’ products with consumer tastes.  In addition, we may not be able to establish or maintain relationships with advertisers.

Currently, we have only a small number of paying advertisers.  We are continuing to evaluate our pricing strategies and value proposition to both the advertiser and endorser communities.  As such, we are very early in creation of brand awareness and name recognition.  Due to these factors as well as current and future competition from startups as well as large existing social media, search, or other well-known brands, we cannot guarantee that we will be successful in growing our business.  In addition, while we have conducted hundreds of limited launch programs to date, it is not certain that people will be willing to participate as endorsers due to their perception of our offering being spam, annoying or lacking value to themselves or their social circles for which our platform is intended.

Difficulty accommodating increases in the number of users of our services and Internet service problems outside of our control ultimately could result in the reduction of users.

Our website must accommodate a high volume of traffic and deliver frequently updated information. Our website may in the future experience slower response times or other problems for a variety of reasons.  In addition, our website could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information. In addition, our users depend on Internet service providers, online service providers and other website operators for access to our website. Each of them has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

Given our early stage of development, we are still developing our regulatory compliance program and our failure to comply with existing and future regulatory requirements could adversely affect our business, results of operations and financial condition.

Aspects of the digital marketing and advertising industry and how our business operates are highly regulated.  We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. In particular, we are subject to rules of the Federal Trade Commission (“FTC”), the Federal Communications Commission (“FCC”) and potentially other federal agencies and state laws related to our advertising content and methods, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, which establishes certain requirements for commercial electronic mail messages and specifies penalties for the transmission of commercial electronic mail messages that follow a recipient’s opt-out request or are intended to deceive the recipient as to source or content, federal and state regulations covering the treatment of member data that we collect from endorsers, and federal and state rules related to our use of prepaid Visa debit cards to compensate our endorsers.

U.S. and foreign regulations and laws potentially affecting our business are evolving frequently.  We are, and will continue to update and improve our regulatory compliance features and functionality, and we will need to continue to identify and determine how to effectively comply with all the regulations to which we are subject now or in the future.  If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties, including but not limited to fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business.  In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our services.  Any such action could have a material adverse effect on our business, results of operations and financial condition.

Existing federal, state and foreign laws regulating email and text messaging marketing practices impose certain obligations on the senders of commercial emails and text messages, which could minimize the effectiveness of our on-demand software or increase our operating expenses to the extent financial penalties are triggered.

The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, establishes certain requirements for commercial email messages and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content.  The CAN-SPAM Act, among other things, obligates the sender of commercial emails, and someone who initiates commercial emails, to provide recipients with the ability to opt out of receiving future emails from the sender.  In addition, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult content or content regarding harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act.  We, our endorsers and our advertisers may all be subject to various provisions of the CAN-SPAM Act.  If we are found to be subject to the CAN-SPAM Act, we may be required to change one or more aspects of the way we operate our business, including by eliminating the option for endorsers to send emails containing our advertisers’ messages or by not allowing endorsers to receive compensation directly or indirectly as a result of distributing emails containing our advertisers’ messages.

If we were found to be in violation of the CAN-SPAM Act, other federal laws, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our endorsers or any determination that we are directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our reputation and our business.

Information technology, network and data security risks could harm our business.

Our business faces security risks.  Our failure to adequately address these risks could have an adverse effect on our business and reputation.  Computer viruses, break-ins, or other security problems could lead to misappropriation of proprietary information and interruptions, delays, or cessation in service to our customers.

We could be subject to enforcement action or civil liability under federal and state law regarding privacy and the use and sharing of personal information.

Our business model includes the collection of certain personal information from our endorsers.  Federal and state privacy laws regulate the circumstances under which we may use or share this information.  We take steps to ensure our compliance with these laws, and we take steps to ensure compliance by those with whom we share personal information through non-disclosure agreements and contract provisions.  Nonetheless, we may be subject to federal or state governmental enforcement action or civil litigation for improper use or sharing of personal identifying information.  This risk could result in substantial costs to our business and materially and adversely affect our business and operating results.  Further, if any party overcomes our physical, electronic, and procedural safeguards implemented to protect personal information, we may be subject to federal or state governmental enforcement action or civil litigation for inadequately protecting personal identifying information.

Our business method relies heavily on circulating endorsements, including through social media, which if conducted improperly, could subject our business to liability under Federal Trade Commission regulations.

The Federal Trade Commission (“FTC”) adopted Guides Concerning the Use of Endorsements and Testimonials in Advertising (“Guides”) on October 5, 2009.  The Guides recommend that advertisers and publishers clearly disclose in third-party endorsements made online, such as in social media, if compensation was received in exchange for said endorsements.  Because our business connects endorsers and advertisers, relies on endorsers sharing their brand endorsements within their digital social circles, and both we and endorsers may earn cash and other incentives, the Guides may be relevant to our business.

                We are currently taking several steps to ensure that our endorsers or other appropriate language indicate in social media posts that compensation is being provided to the endorsers.  First, the media content provided to endorsers includes the phrase “paid” or “ad.”  Our system generally provides for endorsers to post advertising content on social media in the exact form provided.  An endorser would have to take steps to individually modify the content provided in order to delete the phrase “paid” or “ad.”  Second, when registering as endorsers with us, endorsers are required to agree to abide by the terms and conditions regarding the use of our website and mobile platform.  These terms and conditions specifically require compliance with the FTC Guides regarding paid endorsements, and contain other, general prohibitions against deceptive posts.  The terms and conditions also allow us to terminate an endorser’s access to the system at any time for non-compliance with the terms and conditions, and it is our policy to terminate the accounts of endorsers for noncompliance with the Guides.  Nonetheless, the FTC could potentially identify a violation of the Guides, which could subject us to a financial penalty or loss of endorsers or advertisers.

If we do not develop new and enhanced services and features, we may not be able to attract and retain a sufficient number of users.

We believe that our website will be more attractive to advertisers if we develop a larger audience comprised of demographically favorable subscribers. Accordingly, we intend to introduce additional or enhanced services in the future in order to retain current users and attract new users.  If we introduce a service that is not favorably received, the current users may not continue using our service as frequently. New users could also choose a competitive service over ours.

We may also experience difficulties that could delay or prevent us from introducing new services. Furthermore, these services may contain errors that are discovered after the services are introduced. We may need to significantly modify the design of these services on our website to correct these errors. Our business could be adversely affected if it experiences difficulties in introducing new services or if users do not accept these new services.

The laws concerning reloadable branded Visa debit cards are evolving, which could have an adverse effect on our business.

Federal, state and foreign laws related to the issuance of reloadable branded Visa debit cards are evolving and the implementation of the Credit Card Accountability, Responsibility, and Disclosure Act (the “CARD Act”), the Bank Secrecy Act and the USA PATRIOT Act as well as increasing government focus in this area could increase our costs of compliance or subject us to government enforcement actions or lawsuits that could result in penalties, fines, damages and defense costs.  Confusion exists regarding how these laws will be interpreted, applied and enforced among the various entities that assist us with providing reloadable branded Visa debit cards to endorsers.  These costs and the ongoing uncertainty could cause us to change our business model for rewarding endorsers, which could have a material adverse effect on our business and results of operations.

Risks Relating to Our Common Stock

We are subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, impairing our ability to grow.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained privately held. In addition, we will incur substantial expenses in connection with the preparation of the registration statement of which this prospectus forms a part.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002. We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act of 2002, then we may not be able to obtain the independent accountant certifications required by such Act, which may preclude us from keeping our filings with the Securities and Exchange Commission current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act of 2002 and rules implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2011 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger” with a shell company. Although the shell company did not have recent or past operations or assets and we performed a due diligence review of the shell company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of the shell company. Securities analysts of major brokerage firms and securities institutions may also not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity. No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

Our stock price may be volatile.

The market price of our common stock is highly volatile and subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•         changes in our industry;

•         competitive pricing pressures;

•         our ability to obtain working capital financing;

•         quarterly variations in our results of operations;

•         changes in estimates of our financial results;

•         investors’ general perception of us;

•         disruption to our operations;

•         the emergence of new sales channels in which we are unable to compete effectively;

•         commencement of, or our involvement in, litigation;

•         any major change in our board or management; and

•         changes in governmental regulations or in the status of our regulatory approvals.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We intend to take certain steps, including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

Our common stock is a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including the shares covered by this prospectus, or upon the expiration of any statutory holding period under Rule 144, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our stockholders may experience substantial dilution as a result of the conversion of outstanding convertible preferred stock, convertible debentures, convertible notes, or the exercise of options and warrants to purchase shares of our common stock.

As of  February 5, 2013, we have granted options to purchase 10,388,210 shares of common stock and have reserved 30,220,008 shares of our common stock for issuance upon the exercise of options pursuant to our 2011 Long-Term Incentive Plan. We have also granted restricted stock awards totaling 13,406,667 shares of our common stock. In addition, as of  February 5, 2013, we have reserved for issuance 25,036,818 shares of our common stock for issuance upon conversion or outstanding convertible preferred stock and 32,495,755 shares of our common stock for issuance upon exercise of outstanding warrants. The respective exercise prices of certain of our outstanding warrants are also subject to anti-dilution adjustments. As of  February 5, 2013, we have also reserved 3,333,333 shares of our common stock for issuance upon conversion of outstanding convertible debentures and 3,686,633 shares of our common stock for issuance upon conversion of outstanding convertible notes. The conversion price of our outstanding convertible debentures are also subject to anti-dilution adjustments. On December 12, 2012, we entered into a financial advisory agreement, pursuant to which we agreed to issue 4.9% of our issued and outstanding common stock on a fully-diluted basis to such financial advisor in the event that we complete capital raising transactions that generate at least $4 million in net proceeds and complete an uplisting of our common stock to a national securities exchange during the term of the agreement.

In connection with the issuance of the convertible debentures, we entered into a stockholder’s agreement with our chief technology officer, Andrew Levi, pursuant to which Mr. Levi agreed to place 25,000,000 shares of our common stock owned by him in escrow until April 19, 2013. Pursuant to the stockholder’s agreement, Mr. Levi agreed that if the Company issues shares of Common Stock in a financing transaction or in connection with the hiring or retention of senior management or directors during such period of time, the corresponding number of escrowed shares will be cancelled and returned to the Company’s treasury.  Any shares remaining in escrow at the end of the one-year period will be released to Mr. Levi. As of  February 5, 2013, 22,954,395 shares remain in escrow.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our other stockholders.

Our directors and executive officers own or control a significant percentage of our common stock. Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. As of February 5, 2013, our officers and directors beneficially own approximately 49% of the outstanding shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•         to elect or defeat the election of our directors;

•         to amend or prevent amendment of our certificate of incorporation or bylaws;

•         to effect or prevent a merger, sale of assets or other corporate transaction; and

•         to control the outcome of any other matter submitted to our stockholders for vote.

In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

•         our ability to raise additional capital;

•         the absence of any operating history or revenue;

•         our ability to attract and retain qualified personnel;

•         market acceptance of our platform;

•         our limited experience in a relatively new industry;

•         regulatory and competitive developments;

•         intense competition with larger companies;

•         general economic conditions

•         failure to adequately protect our intellectual property;

•         technological obsolescence of our products and services;

•         technical problems with our products and services; and

•         loss or retirement of key executives.

You should review carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares.

958,935 shares of common stock offered by this prospectus are issuable upon the exercise of common stock purchase warrants. If a selling stockholder exercises all or any portion of its warrants, we will receive the aggregate exercise price paid by such selling stockholder. The maximum amount of proceeds we would receive upon the exercise of all the warrants on a cash basis would be $314,372. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock was originally approved for quotation on the OTC Bulletin Board on July 13, 2010 and since August 8, 2011, our common stock has been quoted under the trading symbol BCYP.OB. Prior to September 14, 2011, our common stock did not trade regularly. The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	High	Low
Fiscal Year 2012
First Quarter	$1.05	$1.01
Second Quarter	$0.92	$0.40
Third Quarter	$0.98	$0.65
Fourth Quarter	$0.87	$0.30

	High	Low
Fiscal Year 2011
Third Quarter (commencing September 14, 2011)	$3.00	$3.00
Fourth Quarter	$1.10	$1.01

The last reported sales price of our common stock on the OTC Bulletin Board on February 5, 2013, was $0.32 per share. As of February 5, 2013, there were approximately 43 holders of record of our common stock.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock.  Rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes thereto that are included in this prospectus. In addition to historical information, the following discussion and analysis includes forward-looking information that involves risks, uncertainties, and assumptions.  Actual results and the timing of events could differ materially from those anticipated by these forward looking statements as a result of many factors, including those discussed under “Risk Factors..”  See also “Special Note Regarding Forward-Looking Statements.”

Recent Events

Prior to September 1, 2011, we were a public shell company without material assets or liabilities. On September 1, 2011, Blue Calypso Holdings, Inc. completed a reverse merger with us, pursuant to which Blue Calypso Holdings, Inc. became our wholly-owned subsidiary and we succeeded to the business of Blue Calypso Holdings, Inc. as our sole line of business and the former security holders of Blue Calypso Holdings, Inc. became our controlling stockholders. For financial reporting purposes, Blue Calypso Holdings, Inc. is considered the accounting acquirer in the reverse merger and the former public shell company is considered the acquired company. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of Blue Calypso Holdings, Inc., and do not include the historical financial results of our former business. The accumulated earnings of Blue Calypso Holdings, Inc. were also carried forward after the reverse merger for all periods presented.  Operations reported for periods prior to the reverse merger are those of Blue Calypso Holdings, Inc.

Business Overview

We offer a patented social mobile advertising platform through which advertisers offer advertising content to their advocates and our subscribers, who publicly endorse the products and services of these advertisers using their mobile smartphones. Endorsers may receive rewards and incentives for each endorsement they make.

Critical Accounting Policies

Development Stage Company

We are a development stage company as defined by Accounting Standards Codification (“ASC”) 915, “Development Stage Entities” and are still devoting substantial efforts to establishing our business. Our principal operations have commenced but there has been no significant revenue thus far. All losses accumulated since inception have been considered part of our development stage activities.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements are stated in U.S. dollars and include the accounts of Blue Calypso Holdings, Inc. and its subsidiary Blue Calypso LLC, which is wholly owned. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include: the useful lives of intangible assets and the recoverability or impairment of tangible and intangible asset values; deferred revenues; legal and other contingencies that are recorded when it is probable that a loss has been incurred and the amount is reasonably estimable; and our effective income tax rate and the valuation allowance applied against deferred tax assets, which are based upon the expectations of future taxable income, allowable deductions, and projected tax credits.  Actual results may differ from these estimates.

Revenue Recognition

We recognize revenue in accordance with ASC 605, “Revenue Recognition” when persuasive evidence of an arrangement exists, the fee is fixed or determinable, delivery of the product has occurred or services have been rendered and collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing services provided by us and is recognized as earned when brand loyalists personally endorse and share the advertising campaigns with others in their digital social stream.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in bank demand deposits. We consider all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment and Long-Lived Assets

Property and equipment consists of office equipment and is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which for office equipment is three to five years. Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Software development costs are accounted for in accordance with ASC 350-40, “Intangibles — Goodwill and Other: Internal Use Software.” According to ASC 350-40, capitalization of costs related to a computer software project should begin when both of the following occur: (a) the preliminary project stage is complete; and (b) management, with relevant authority, implicitly or explicitly authorizes and commits to funding the project and it is probable that the project will be completed and the software will be used to perform the function intended. The costs capitalized include: fees paid to third parties for services provided to develop the software during the application development stage; payroll and payroll-related costs, such as costs of employee benefits for employees who are directly associated with and who devote time to the software project on activities that include coding and testing during the application development stage; and interest costs incurred while developing the software (in accordance with ASC 835-20). The costs are amortized using straight-line amortization over the estimated useful life of up to five years, once the software is ready for its intended use.  The unamortized capitalized cost of the software is compared annually to the net realizable value.  The amount by which the unamortized capitalized costs of the internal use software exceed the net realizable value of that asset is written off.

Impairment of Long-Lived Tangible Assets and Definite-Lived Intangible Assets

Long-lived tangible assets and definite lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Recoverability of assets held and used is generally measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by that asset. If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Fair Value Measurements

We have adopted ASC Topic 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.  Level 3 inputs are unobservable inputs for the asset or liability.

Income Taxes

Income taxes are recorded in accordance with ASC 740, “Income Taxes.” Deferred income taxes are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. An allowance is provided when it is more likely than not that tax benefits will not be utilized.

Stock-Based Compensation

We grant stock options and restricted stock as compensation to employees, directors and consultants. Compensation expense is measured in accordance with FASB ASC 718 (formerly Statement of Financial Accounting Standards No. 123R), “Compensation – Stock Compensation.” Compensation expense is recognized over the requisite service period for awards of equity instruments based on the grant date fair value of those awards expected to ultimately vest. Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates.

Concentrations of Credit Risk

Significant concentrations of credit risk may arise from our cash maintained in the bank. We maintain cash in quality financial institutions; however, at times, cash balances may exceed the federal deposit insurance limits.

Advertising and Marketing

Our advertising and marketing costs, which consist primarily of marketing and trade show costs, business development and printed promotional and sales presentation materials, are charged to expense when incurred.

Results of Operations

Comparison of Three Months Ended September 30, 2012 and 2011

Net Loss.  For the three months ended September 30, 2012, we had a net loss of $568,281, as compared to a net loss of $621,271 for the three months ended September 30, 2011.  The decrease in net loss was due to two factors.  The first was related to a decrease in investment in sales, marketing expenses and the second was a decrease in operations expenses.

Revenue.   Revenue for the three months ended September 30, 2012 was $9,547, as compared to $1,665 in revenues for the same period in 2011.  We are a development stage company and have had modest revenue to date.

Cost of Revenue.  Cost of revenue is primarily comprised of payments to endorsers for promoting advertiser content.  Our cost of revenue was $8,717 for the three months ended September 30, 2012, as compared to $58,958 for the same period in 2011.  The decrease was related to a planned effort to reduce endorser fees in the current period.

Sales and Marketing. For the three months ended September 30, 2012, sales and marketing expenses decreased by $32,458 to $120,604 compared to the same period in 2011.  The decrease was due primarily to decreased costs related to a reduction in marketing staff.  Sales and marketing expense included the compensation and benefit expense of the four sales and marketing staff members as well as travel, entertainment and advertising expense directly attributable to the sales and marketing function.

General and Administrative.  For the three months ended September 30, 2012, general and administrative expenses were $364,217 as compared to $357,571 for the three months ended September 30, 2011.  Expenses included legal and professional expenses related to statutory filing process, patent legal and legal and accounting related to continued fund raising activities.  General and administrative expenses primarily consisted of contract labor, outside services and professional fees.

Other Operating Expenses.  Other operating expenses for the quarter ended September 30, 2012 were $13,872 versus zero for the same period in 2011.  The increase was due to non-cash deferred compensation expense related to stock options and restricted stock that vested in the current quarter totaling $13,872.

Depreciation and Amortization. Depreciation and amortization expenses relate primarily to the amortization of capitalized software development.  The increase from $32,599 for the three months ended September 30, 2011 to $57,170 for the three months ended September 30, 2012 was due to our ongoing software development initiative and implementation of improvements and new services related to our network.

Our development activities are outsourced to Aztec Systems, Inc., a company that was majority owned by Mr. Levi, our chief technology officer and a member of our board of directors prior to its sale in the second quarter of  2012.  For the quarter ended September 30, 2012, we incurred $24,175 of software development costs versus $129,037 for the quarter ended September 30, 2011, as development activities have been curtailed in an effort to preserve cash resources.

Interest Expense.  Interest expense was $13,248 for the three months ended September 30, 2012 in comparison to $20,745 for the three months ended September 30, 2011.  The current period interest expense related to two (2) notes payable.  The first to related party, Aztec Systems, Inc  (see footnote #8 in financial statements above).  The note has a per annum interest rate of 8%.  The balance at September 30, 2012 was $364,861.  The second is for senior secured debentures to LMD Capital, LLC in the amount of $300,000.

Comparison of Nine Months Ended September 30, 2012 and 2011

Net Loss.  For the nine months ended September 30, 2012, we had a net loss of $4,610,585 as compared to a net loss of $1,031,468 for the nine months ended September 30, 2011.  The increase in net loss was due to two factors.  The first was related to an increase in general and administration in comparison to the nine months ended September 30, 2011 of $504,205.  The second was related to the recording of a deferred compensation expense of $2,958,981 related to options vested during the nine months ended September 30, 2012.

Revenue.   Revenue for the nine months ended September 30, 2012 was $10,307, as compared to $7,701 in revenues for the same period in 2011.  We are a development stage company and have had modest revenue to date.

Cost of Revenue.  Cost of revenue is primarily comprised of payments to endorsers for promoting advertiser content.  Our cost of revenue was $147,551 for the nine months ended September 30, 2012, as compared to $71,093 for the same period in 2011.  The increase was due to company-sponsored advertising activity intended to attract an endorser base.

Sales and Marketing. For the nine months ended September 30, 2012, sales and marketing expenses were $244,942 compared to $255,390 the same period in 2011.  The decrease was due primarily to decreased costs related to reduced marketing staff.  Sales and marketing expense included the compensation and benefit expense of the five sales and marketing staff members as well as travel, entertainment and advertising expense directly attributable to the sales and marketing function.

General and Administrative.  For the nine months ended September 30, 2012, general and administrative expenses were $1,072,434 as compared to $568,229 for the nine months ended September 30, 2011.  The increase was due primarily to legal and professional expenses related to statutory filing process, patent legal and legal and accounting related to the continued fund raising activities. . General and administrative expenses primarily consisted of contract labor, outside services and professional fees.

Other Operating Expenses. Other operating expenses for the nine months ended September 30, 2011 were $2,958,981 versus $0  for the same period in 2011.  The increase was due to non-cash deferred compensation expense related to stock options and restricted stock that vested in the current nine months totaling $2,958,981.

Depreciation and Amortization. Depreciation and amortization expenses relate primarily to the amortization of capitalized software development.  The increase from $84,319 for the nine months ended September 30, 2011 to $168,474 for the nine months ended September 30, 2012 was due to our ongoing software development initiative and implementation of improvements and new services related to our network.

Our development activities are outsourced to Aztec Systems, Inc., a company that was majority owned by Mr. Levi, our chief technology officer and a member of our board of directors prior to its sale in the second quarter of 2012.  For the nine months ended September 30, 2012, we incurred $216,317 of software development costs versus $253,161 for the nine months ended September 30, 2011.

Interest Expense.  Interest expense was $28,510 for the nine months ended September 30, 2012 in comparison to $60,138 for the nine months ended September 30, 2011.  The current period interest expense related to two (2) notes payable.  The first to Aztec Systems, Inc., interest expense was $19,963 and the second is for 8% senior secured debentures to LMD Capital, LLC, interest expense was $8,547.  At September 30, 2011, the Company had a total of $1,500,000 of subordinated convertible debt outstanding.

Cash Flows

Comparison of Three Months Ended September 30, 2012 and 2011

Cash used in operating activities during the three months ended September 30, 2012 was $363,817 as compared to $629,704 for the three months ended September 30, 2011.  The change was due to a $53,139 decrease in net loss and an increase in accounts payable and accrued expenses of $175,882.

Cash used in investing activities during the three months ended September 30, 2012 was $24,175, as compared to $133,899 for the three months ended September 30, 2011.  This was attributed to reduced investment in the development of software to help retain cash reserves.

During the three months ended September 30, 2012, cash provided by financing was $347,955, as compared to $1,568,399 for the same period in 2011.  During the current quarter, net cash of $333,349 was provided from our private placement transaction and $10,000 was provided from the senior secured convertible debentures from LMD Capital, LLC.   This compares to the prior year when the Company secured cash from the sale of common stock associated with a private placement totaling $1,543,399.

Comparison of Nine Months Ended September 30, 2012 and 2011

Cash used in operating activities during the nine months ended September 30, 2012 was $1,368,170 as compared to  $1,062,995 for the nine months ended September 30, 2011.  The change was due to a $3,578,967 increase in net loss, offset by the non-cash expense for deferred stock option compensation of $2,927,292.  The other significant factor was the non-cash  increase in depreciation and amortization of $135,233.

Cash used in investing activities during the nine months ended September 30, 2012 was $216,317, as compared to $261,334 for the nine months ended September 30, 2011.  This was attributed to increased investment in the development of software.

During the nine months ended September 30, 2012, cash provided by financing was $1,264,883, as compared to $2,268,436 for the same period in 2011.  During the nine months ended September 30, 2012, cash of $400,022 was provided from our private placement transaction and $300,000 was provided from the senior secured convertible debentures from LMD Capital, LLC; and $357,707 was provided from a note payable to related party, Aztec.   This compares to the prior year when the Company secured cash from the sales of common stock associated with a private placement totaling $1,543,399 and $725,000 from notes payable.

Going Concern Consideration

Our registered independent auditors have issued an opinion on our financial statements for the year ended December 31, 2011, which includes a statement describing our going concern status.  This means that there is substantial doubt that we can continue as an on-going business for the next 12 months unless we obtain additional capital to pay our bills and meet our other financial obligations.  Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce expenditures, dispose of selective assets, and ultimately, generate additional revenue. The going concern opinion may also limit our ability to access certain types of financing, prevent us from obtaining financing on acceptable terms, and limit our ability to obtain new business due to potential customers’ concern about our ability to deliver products or services.  We must raise capital to implement our project and stay in business.

Liquidity and Capital Resources

We are a development stage company and have incurred cumulative losses of $6,858,173 since beginning operations on September 11, 2009.  At September 30, 2012, we had a cash balance of $51,789 and negative working capital of $401,601.

On November 9, 2012, the Company entered into the exchange agreement with Aztec, pursuant to which the Company and Aztec agreed to exchange the Note and the Company's  existing accounts payable to Aztec for an 8% Convertible Note in the original principal amount of $545,958. The 8% Convertible Note is due on March 31, 2013. Pursuant to the exchange agreement, the Company agreed to register the shares of Common Stock issuable upon conversion of the 8% Convertible Note and an aggregate of 3,733,428 shares of Common Stock currently held by Aztec on or before December 31, 2012. The 8% Convertible Note is convertible into shares of the Company's Common Stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which Common Stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% Convertible Note will automatically convert into shares of the Company's Common Stock at the applicable conversion price.

  On June 13, 2012, the Company commenced a private placement of up to $10,000,000 of Units, at a purchase price of $1.00 per Unit. Each Unit consists of: (i) two shares of Common Stock and (ii) a warrant to purchase one share of the Company’s Common Stock (the “Warrant”). The Warrant is exercisable for a term of two years at an exercise price of $0.75 per share. As of October 14, 2012, the termination date of the offering, we issued and sold an aggregate of 445,000 Units in consideration of gross proceeds of $445,000.

On April 19, 2012 the Company entered into a securities purchase agreement with an existing stockholder pursuant to which the Company issued  (i) a senior secured convertible debenture in the original aggregate principal amount of $35,000  and  (ii) a warrant to purchase 6,500,000 shares of common stock of the Company, and the buyer covenanted to purchase up to an additional $465,000 of senior secured convertible debentures in a series of four closing at such times as may be designated by the Company in its sole discretion through October 19, 2012.  The balance outstanding under this agreement was $292,548.  The convertible debentures mature on October 19, 2012 and bear an interest rate of 8%. On October 17, 2012, the Company and LMD Capital, LLC signed an agreement that extended the due date of the debentures issued to LMD Capital to November 30, 2012 (footnote # 6 in the financial statements above). On October 31, 2012, LMD loaned an additional $65,000 to the Company bringing the outstanding principal balance of the 8% debentures to $365,000. On November 14, 2012, LMD loaned an additional $50,000 to the Company bringing the outstanding balance of the 8% debentures to $415,000.

In connection  with this private placement, the Company also entered into a security agreement, an intellectual property security agreement, Amendment No. 1 to the common stock purchase warrant, a stockholder's agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof, each dated April 19, 2012.  Pursuant to the security agreement and the intellectual property security agreement, the Company’s obligations under the debentures are secured by a first priority perfected security interest in all of the assets and properties of the Company, including the stock of Blue Calypso, LLC. In addition, the subsidiary of the Company, Blue Calypso, LLC, entered into a subsidiary guarantee in favor of the investor.

As a development stage company, we have been and continue to be dependent upon outside sources of cash to pay operating expenses.  We have had only nominal revenue and we expect operating losses to continue through the foreseeable future.  Until we develop a consistent source of revenue to achieve a profitable level of operations that generates sufficient cash flow, we will need additional capital resources to fund growth and operations.  We are continuing our efforts to raise capital through equity and/or debt offerings.  However, there can be no assurance that we will be able to raise equity or debt capital on terms we consider reasonable and prudent, or at all.   The availability of capital to us may be subject to the volatility in the financial markets, our future financial condition and credit rating, and whether sufficient assets are available to be used as debt collateral in connection with any future debt financing, among other factors.  Future financings through equity investments are likely to be dilutive to the existing stockholders. Also, the terms of securities we issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

If we are unable to raise sufficient funding in our current private placement, we will need to seek funding from alternative sources. We have no assurance that future financing will be made available to us, and if made available to us, in amounts or on terms acceptable to us.  If we are unable to raise any additional funding in our current private placement or from other sources, we will either have to suspend operations until we do raise capital or cease operations entirely.

Contractual Obligations

During 2011, the Company had a significant contractual obligation consisting of convertible promissory notes payable of $1,500,000 that would have been due on December 1, 2011.  These promissory notes automatically converted into 1,500,000 shares of Series A Convertible Preferred Stock on October 17, 2011.  During the three months ended March 31, 2012, an additional 200,000 shares of Series A Convertible Preferred Stock were issued that provided $200,000 of funding in the quarter.   As indicated in footnote 8 of the financial statements, Blue Calypso has engaged the services of a related party, Aztec Systems, Inc., for software development, use of network operating center, and accounting.  We have warrants outstanding for a total of 31,536,818 shares at a price of $0.10 per share.  We also have warrants outstanding for a total of 106,000 shares at a price of $0.75 per share.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

BUSINESS

We were incorporated as a Nevada corporation on March 2, 2007 under the name JJ&R Ventures, Inc. for the purpose of developing and marketing an educational book series, consisting of books, presentations and flash cards focusing on healthy nutrition for children. On or about July 2011, we were presented with a business opportunity by the management of a privately held Texas company named Blue Calypso Holdings, Inc. that upon evaluation was determined to be more desirable than our previous business plan. As a result, we suspended our efforts in relation to our original business plan and entered into negotiations with Blue Calypso Holdings, Inc. to consummate a reverse merger transaction.

In contemplation of a possible transaction with Blue Calypso Holdings, Inc., we changed our name from “JJ&R Ventures, Inc.” to “Blue Calypso, Inc.” on July 21, 2011 and completed a three and four tenths (3.4) for one (1) forward stock split of our common stock.

On September 1, 2011, in order to effectuate the reverse merger transaction, Blue Calypso Acquisition Corp., a wholly-owned subsidiary of ours, merged with and into Blue Calypso Holdings, Inc., with Blue Calypso Holdings, Inc. being the surviving corporation and becoming our wholly-owned subsidiary. In connection with this merger, we discontinued all of our prior operations and assumed the business of Blue Calypso Holdings, Inc. as our sole line of business.

Immediately following the closing of the reverse merger, we transferred all of our pre-merger assets and liabilities to JJ&R Ventures Holdings, Inc., a wholly-owned subsidiary, and transferred all of the outstanding stock of JJ&R Ventures Holdings, Inc. to Deborah Flores, our then majority stockholder and our former president, secretary, treasurer and sole director, in exchange for the cancellation of 51,000,000 shares of our common stock then owned by Ms. Flores.

On October 17, 2011, we merged with and into Blue Calypso, Inc., a Delaware corporation and wholly-owned subsidiary, for the sole purpose of changing our state of incorporation from Nevada to Delaware.

Blue Calypso Holdings, Inc. was incorporated as a Texas corporation in February 2010 as a holding company to hold a 100% single member ownership interest in Blue Calypso, LLC, a Texas limited liability company, which was formed on September 11, 2009.  Blue Calypso Holdings, Inc. has developed a patented social mobile endorsement and brand loyalty platform through which brand loyalists (social media “fans and followers” and existing customers) are able and incentivized to become active digital brand “evangelists,” personally endorsing and sharing messages from advertisers.

The Company

Through our platform, participating consumers can use the mobile and social technologies they regularly use for digital communications to endorse our participating advertisers’ brands, offerings or causes.  These consumer “endorsers” deliver advertiser-created content to their friends and followers and are often incented or rewarded for promoting participating advertisers’ brands.  The content that is delivered through our platform can be targeted to different recipients based on specific conditions, such as geo-location, day-of-week, time-of-day, and even weather conditions.

We also offer an enterprise license to brands that create a trackable promotional campaign that is white-labeled in the partner brand’s look. We seek to leverage the host brand’s community of advocates to send them promotional offers which incentivize them to communicate new offers to their friends. Our technology tracks the spread of the message across all social media channels, earning the endorser incentives and recurring revenue for us.

Over the last five years, the world has seen social media, mobile technologies and digital advertising evolve dramatically and actually converge.  Through this technological evolution, a sociological shift has occurred in how influential digital media can be when promoted within one’s social circles, “friend-to-friend.”  We believe that people will actively endorse products with which they have a strong emotional connection or brand loyalty.  When they do, these endorsements reach groups of like-minded individuals, as people generally associate with others of like mind.  Applications such as Facebook, Twitter, Google+, FourSquare, Groupon, Living Social, Yelp and various blogs incorporate and build on this common idea.  Our platform goes a step further, leveraging mobile and social technologies and rewarding the endorsers for their loyalty and performance.  We believe that we have created a platform that solves advertisers’ desire for targeted and personal messaging as well as mobile subscribers’ desire for content relevance in advertising.

Through mobile and social media, everyone has their own unique and significant audience.  According to Facebook, the average user has 130 friends; Twitter states the average user has 300 followers; and on average an individual has 25 unique frequent contacts they communicate with weekly via text messages or mobile calls. Active participation in LinkedIn, Google+, Tumblr and/or a personal blog can further extend one’s direct social reach significantly. With our platform, advertiser content is not bound by any single app, social media community, website, carrier or device. Once the message is shared by an endorser, it can be accessed via texts, Twitter “tweets” or LinkedIn or Facebook “posts.” As a result, our individual endorsers have the capability to immediately reach hundreds or even thousands of people through their direct personal and digital social relationships.

Today, large companies are becoming their own media networks, disseminating digital content to their millions of email addresses, Facebook fans, Twitter followers, etc. These social media channels and mobile delivery capabilities have created a significant opportunity for companies to leverage their marketing assets by having their “fans” tell their friends about a company or product, thus reducing their media expenses and growing their return on investment.

We help companies who market to consumers by cultivating, activating, and monetizing their social media presence. Our technology facilitates content delivery across multiple social channels and then tracks performance, monitors engagement, and uses robust analytics to help client companies improve their marketing returns.

Brand content, such as promotions and offers, are offered by client companies to their fans, employees, and customers. Should these advocates choose to, they can forward these promotions and offers through social media channels with a personal message.  Our technology tracks, monitors, and performs analytics for client to help them improve their returns on marketing investments.

Our technology allows us to help clients spread their marketing message, and can help them reach new prospective customers.  This can be done by encouraging customers to  learn more about a new product, watch a promotional video, increase “likes” on Facebook, increase followers on Twitter, join email lists, etc.  This is done by encouraging advocates of a company to interact and personalize messages to people that they think would like to hear about an offer.  Advocates of a company can add comments, a photo or video, and share it with their social networks.  Brand swill many times offer incentives or VIP perks to advocates who share.  Many times, brands will offer incentives in a loyalty program that already exists as a ‘thank you” to advocates for sharing a message.

It is also clear that many companies are beginning to see their employees as a key channel to spread the message about new products and promotions.  We have created a new product, EmGage, that leverages our base technology of tracking, monitoring, and performing analytics on the spread of social media, but are targeting companies with large employee bases as the key channel of message distribution.  By offering employees incentives, employers can encourage their employees to let their friends know about upcoming products and promotions, which can increase sales as well as employee satisfaction, and potentially reduce turnover.

Other products that we have  in development, such as PopShare, allow companies to download our app to their website, which can increase the ease of sharing content and information across multiple social channels simultaneously.

We, leveraging our proprietary technology and patents, are constantly looking for opportunities to help companies spread their message more effectively and efficiently using social media channels as a significant cost savings vs. traditional media channels such as television, radio, and newspapers.  We will continue to innovate, creating new products and services to help companies leverage the significant cost reduction capabilities that our technology offers.

Our proprietary ad-rendering and delivery engine gives advertisers the ability to serve multiple creative display ads within the same campaign, targeting such specific conditions as geo-location, day-of-week, time-of-day, and even weather conditions. Our technology identifies the recipient’s circumstance upon campaign view and delivers the right message. We believe that our ability to implement targeted advertisements, including point-of-sale, geo-location specific offers, and metered mobile coupon redemptions, extends the capability of our platform beyond current digital or mobile advertising.

As a by-product of campaign delivery and recipient interaction, we offer analytics and business intelligence capabilities, which provide advertisers the ability to see how campaigns are delivered, where they are getting the most traction, and which are seeing the most activity. The platform also allows advertisers to assess the response to their messages in real-time and adjust their campaigns based on performance. For example, advertisers can launch multiple campaigns and monitor their analytics to see which content is getting a more viral response and igniting the most conversation.

The Blue Calypso platform is currently comprised of two primary components.  The Blue Calypso Network, or back-end, includes the data warehouse of ad and related content, the ad rendering engine, endorser portal, brand portal, agency portal, administrative portal, and web services and communications clusters responsible for receipt and transmission of data and content.  The second component is the mobile platform, installed on endorser smartphone devices or accessed via an endorser web portal, www.calyp.com, and called Calyp (pronounce “klip”).  The Calyp mobile application and website are the portals for endorsers to enter the community, initiate endorsements and interact with other endorsers.  Endorsers can modify their interest categories to filter advertisements and track any rewards programs and other contests.  Together, the Blue Calypso Network and Calyp mobile and web portal applications form our “system” and create smooth interaction and data flow between the endorser community, brand advertisers, and us.  Our system is in its second generation, and we plan to release updated versions of all components of the system in the future as we integrate to more social media communities and add additional advertiser and endorser features.

Market Opportunity

The global wireless industry continues to experience explosive growth, with consumers embracing mobile technologies like never before as new services, capabilities and cost efficiencies drive global adoption. Infonetics Research estimates global mobile phone subscribers will grow to 6.4 billion by 2015.

According to Cellular Telecommunications Industry Association (CTIA), at December 31, 2010, there were 302 million mobile subscribers in the United States, representing 96% of the United States population. The Cellular Telecommunications Industry Association reports that as of December 2010 there were 270 million data-capable devices, including 78.2 million smart phones or wireless-enabled personal digital assistants and 13.6 million wireless-enabled laptops, notebooks, tablets or wireless broadband modems. International Data Corporation research estimates that smart phone penetration will increase from approximately 30% in 2010 to 45% in 2015, while Nielsen expects that by the end of 2011 there will be more smart phones in use in the United States market than feature phones.  We believe that we are just at the beginning of a new wireless era where smart phones will become the standard device consumers use to connect to friends, the Internet and the world at large.

A recent JP Morgan report predicts 2011 mobile ad spending will increase to $1.2 billion.  This is approximately double the 2010 mobile ad spending reported in the IAB Internet Advertising Report.  In a recent study conducted by ABI Research, 27 percent of mobile phone users accessing websites using mobile phones clicked on a mobile banner ad or text link.  One thousand United States consumers participated in the survey.

We believe that as advertisers adapt to the changing media and content distribution landscape, they will place an increasing priority on the next frontier of mobile while leveraging social media communities and properties.  We believe that historical advertising media such as print, television and radio, and even Internet banner ads, are beginning to shift to mobile platforms and generally explore alternatives to traditional advertising techniques.  Mobile platforms enable advertisers to put relevant messages out to a more highly targeted buyer community, while encouraging branded and personal content syndication.  In addition, mobile devices have become a ubiquitous extension of many target buyers and a critical part of the lifestyle of most generations.

We believe that one of the most attractive characteristics of mobile consumers for advertisers is the opportunity for more accurate content targeting. Typical parameters include carrier, device type and mobile channel, with the possibility to add geo-location, behavioral, demographic and interest-based information (the latter two generally require user opt in) infused with user purchase history.

We believe that peer-to-peer or “friend-to-friend” advertising (also known as word-of-mouth advertising) is the most powerful and effective form of advertising.  According to eMarketer, two-thirds of all economic activity in the United States is influenced by shared opinions about a product, brand or service. GfK NOP reports that 92% of consumers cite word-of-mouth as one of the best sources for ideas about new products, up from 67% a generation ago.  Additionally, Forrester Research showed that over 60% of consumers trust product recommendations found in online sources like discussion boards, and Google’s research shows that 78% of consumers trust peer recommendations versus 14% from advertisers.

According to Forrester Research interactive marketing forecasts from 2011, interactive marketing spend in the United States should reach $41 billion in 2012, growing to over $76 billion in 2016. The two fastest sub-segments, mobile marketing and social media, should have a compounded annual growth rate of 38% and 26%, respectively. These two segments are the primary markets that we plan on competing in. We believe that the significant spend currently, combined with the superior forecasted growth in spending by marketers, present the best opportunity to monetize our technology innovations.

Mobile marketing has the ability to connect brands with users on an intimate one-to-one basis, providing customers with relevant information that is important to them. While the sector is still in its infancy, we believe that brands, operators, advertising executives, content publishers and technology enablers have high expectations regarding the potential of the mobile advertising market.  We believe that our platform offers an effective tool for advertisers seeking to enter or expand their advertising presence in the mobile market, target specific customers with selected messages, and capitalize on the power of peer recommendation.  We believe that any consumer product, retail or audience-based entity, whether for-profit or non-profit, is a potential user of our platform.

Marketing

We believe that we will attract advertisers and subscribers simultaneously by engaging with advertisers who have developed social media traction or have email contacts for existing customers and encouraging those brand loyalists to become subscribers who will be encouraged to join our program and endorse a particular advertiser.  We believe that as potential advertisers see their customers become endorsers, they will appreciate the power of our platform.

We seek to work with large companies that spend much of their marketing budgets attracting new customers or encouraging their current customers to purchase more often. We market our white label product to them via current relationships that our team members have, or we leverage agency relationships as conduits to be introduced to prospective clients. Further, we go to conferences and trade shows to provide a platform for us to communicate the benefits of our technology to prospective clients.

The initiatives described above are also aimed at attracting endorser interest.  In addition, we attract endorsers through invitation by advertisers, through viral techniques within social media communities (e.g., when friends see friends participating in our platform), through direct marketing efforts (e.g., emails, attendance at community events and trade shows) and through word of mouth.

Advertisers

As a development stage company, we are in the early stages of developing a customer base.  We enter into written agreements with each of our customers, which typically include a three to six month commitment on the part of our customers.  Customers’ fees are based on the services actually provided, i.e., on the level of campaign activity selected, the level of consultation provided by us with respect to such campaign or campaigns, the level of specific targeting selected (e.g., geo-location, day-of-week, time of day, etc.), any analytics purchased, the number of endorsements actually given and sometimes on results actually achieved.  In accordance with our customer agreements, we reserve the right to close a customer account that has been inactive for more than 12 months and to terminate a customer’s status as a registered advertiser for any reason.  Our written agreements also include general terms and conditions.

We also pick up advertising campaigns for various advertisers who are not customers through our participation in affiliate programs through Amazon, LinkShare and Commission Junction.  We have agreements directly with these three companies, not with the advertisers they represent.  These agreements provide general payment terms, which are tied to actual generation of activity or purchases for their advertisers.  Neither we nor our advertisers are obligated to pick up any advertisements through these affiliate programs.

Endorsers

An important strategic element of our business model is to ensure that each endorser has a positive experience using our platform.  We aim to achieve this by providing them with access to innovative, timely and relevant content in addition to exclusive offers provided by the advertiser community.  The goal is to provide messages and offers that endorsers will enjoy sharing within their professional and personal circles, and that recipients will enjoy receiving.  We believe that our ability to automate features that allow the endorser to shape and group what type of content is shared within sub-sets of his or her personal and professional communications circles is of utmost importance in order to avoid the potential “annoyance factor.”

When they sign up with us, endorsers agree to a set of written terms and conditions.  These terms and conditions cover the general terms of our rewards programs and include a code of conduct aimed at curtailing potentially offensive, deceptive or otherwise harmful communications in connection with endorsements.  We have the right to terminate an endorser’s account due to inappropriate content, if an account is inactive for six months, or for a violation of our terms and conditions, which closure would result in the endorser’s loss of any earned but unused rewards or perks.  There are no other penalties or fees endorsers may face for discontinuing their participation with your platform.  Endorsers receive rewards and other benefits only to the extent that they provide endorsements for our advertisers.

Technology to Capture Data

Our platform allows the collection of business intelligence and analytics resulting from data accumulated as content is shared and consumed. Endorsers provide demographic data such as interests, age, income bracket, geographic region, historical usage patterns and hobbies, which is available to advertisers in targeting their campaigns.  We do not share data, including any personally identifying information, at an individual endorser level.  Our technology then allows the advertiser to monitor the full cycle of an advertising campaign from the first subscriber to the final redemption or intent to purchase.  Given this data, we show each advertiser the return on investment (ROI) of each dollar spent on an advertising campaign, which allows us to prove the effectiveness of the platform in near real time, allows advertisers to test-market different campaigns and offers based on attributes such as income level, geography, store location, age group or other compelling criteria taken in combination, and helps advertisers quickly improve their campaign effectiveness.

Intellectual Property

We believe we have advantages over competitors in the mobile advertising industry due to the intellectual property we possess and have on file with the United States Patent and Trademark Office. In February 2010, we received Unites States Patent number 7,664,516 and in April 2012 we received United States Patent number 8,155,679.  With the payment of all maintenance fees, these patents will not expire until December 14, 2026.  We believe that the patents cover the core of our business, i.e., a basic method and system for peer-to-peer advertising between mobile communication devices.  We also have three continuation-in-part (CIP) patent applications pending which build on the functionality of our issued patent.

We believe that all of the technology that delivers our platform to both advertisers and endorsers has been developed and is fully owned by us with the exception of several web controls that are licensed by us pursuant to a royalty-free license with unlimited distribution rights.  The architecture of the platform was designed to support millions of participants through server and application clustering and load-balancing.  We believe the elegance of the data flow makes for an extremely light-weight and highly scalable system that can easily be enhanced.  By using a standards-based SMS protocol coupled with tight integration to social communities such as Facebook, Twitter, LinkedIn and blogs as the primary delivery mechanisms, and by serving the dynamic content via a standard mobile web browser, we are capable of supporting most any receiving mobile device with Internet access.  Platform smartphone support is available for Apple iPhone and Google Android devices, with development plans to support Microsoft Windows Mobile and a “touch” mobile web application that will be capable of operating on most popular smartphones with browser capabilities.

We own six registered trademarks in the United States.  We also believe that we have common law rights in these trademarks that arise from use of the marks in commerce.  The trademark registrations will continue in force as long as all renewals are timely paid and use of the marks continues.  Our common law trademark rights will continue as long as the marks are used in commerce.

Back Office Support

Until August 2012, Aztec Systems, Inc. provided administrative and technical support services to us, at which time we brought all services provided by Aztec Systems to us in house. Aztec Systems was owned by our Chief Technology Officer and director, Andrew Levi, until its sale on June 15, 2012.  Aztec Systems owns and manages an SAS70-II certified data center that has delivered high-availability secure managed services and hosting to its customers for over ten years, which continues to service our secure data hosting needs.

Outsourced Processes

We track the accumulated rewards that the endorsers earn as they interact with the platform.  We outsource the endorser reloadable Visa Debit card processing to an organization that is responsible for filing necessary tax documents, preserving personally identifying information (PII/PCI) and maintaining and issuing the cash rewards to the endorsers.

Employees

As of December 31, 2012, we had a total of 11 employees.  We have no labor union contracts and believe relations with our employees are satisfactory.

Competition

We face formidable competition in every aspect of our business, particularly from other companies that seek to connect social communities via mobile technologies and provide them with relevant advertising and brand content.  First and foremost, we consider ourselves a next generation brand loyalty and rewards platform, so we believe our primary competitors are companies that embrace true brand loyalty, not just providers of discounted transactions.  Currently, we consider our primary competitors to be Zuberance, MyLikes, WeReward (IZEA), and BzzAgent (recently acquired by Dunnhumby).  Each of these companies is different in terms of size, market share and other unique attributes of their offering where all but BzzAgent are early stage and, with the exception of IZEA, are privately held so very little detailed information is available.  We believe that this social mobile marketing and advertising space is quite large with no first movers or any company with a notable share of the market. We believe that our approach to the market, value proposition to both the advertiser and Endorser communities, use of cash incentives, and our strong intellectual property are clear differentiators in a nascent yet quickly evolving industry for social mobile word-of-mouth advertising and marketing.

We also face competition from other mobile and Internet advertising providers, including companies that are not yet known to us. We may compete with companies that sell products and services online, because these companies, like us, are trying to attract users to their websites to search for information about products and services. In addition to Internet companies, we face competition for advertising dollars from companies that offer traditional media advertising

We compete to attract and retain relationships with endorsers and advertisers. The bases on which we compete differ among the groups.

  Endorsers.    We compete to attract and retain endorsers of our advertisers’ products and services. We provide our endorsers with cash and other brand loyalty-based incentives but we compete with other social networking environments for the attention and mind share of the endorsers.  We believe that our unique value proposition to endorsers is the opportunity to earn meaningful cash incentives and exclusive VIP perks, as well as the quality of our platform.

  Advertisers.    We compete to attract and retain advertisers. We compete in this area principally on the basis of the return on investment realized by advertisers using our mobile advertising platform. We also compete based on the quality of customer service, features and ease of use of our platform.  We believe that our unique value proposition to advertisers is the speed and method of our ad delivery system; the quality of our analytics and business intelligence available in near real-time, and the ability to target recipients and content so specifically.

We believe that we compete favorably on the factors described above. However, product advertising, marketing, awareness and branding through social media sites is an extremely competitive space. As we expand our product offering to include white label products, employee engagement products, instant access products, as well as other technology plays, we will continue to face new competitors. Further, as the technology marketplace is always expanding, new competitors continuously  innovate, and can become a competitor in the future.

Government Regulation

Aspects of the digital marketing and advertising industry and how our business operates are highly regulated.  We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. In particular, we are subject to rules of the Federal Trade Commission (“FTC”), the Federal Communications Commission (“FCC”) and potentially other federal agencies and state laws related to our advertising content and methods, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, which establishes certain requirements for commercial electronic mail messages and specifies penalties for the transmission of commercial electronic mail messages that follow a recipient’s opt-out request or are intended to deceive the recipient as to source or content, federal and state regulations covering the treatment of member data that we collect from endorsers, and federal and state rules related to our use of prepaid Visa debit cards to compensate our endorsers.

U.S. and foreign regulations and laws potentially affecting our business are evolving frequently.  We are, and will continue to update and improve our regulatory compliance features and functionality, and we will need to continue to identify and determine how to effectively comply with all the regulations to which we are subject now or in the future.  If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties, including but not limited to fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business.  In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our services.  Any such action could have a material adverse effect on our business, results of operations and financial condition.

The Federal Trade Commission (“FTC”) adopted Guides Concerning the Use of Endorsements and Testimonials in Advertising (“Guides”) on October 5, 2009.  The Guides recommend that advertisers and publishers clearly disclose in third-party endorsements made online, such as in social media, if compensation was received in exchange for said endorsements.  Because our business connects endorsers and advertisers, relies on endorsers sharing their brand endorsements within their digital social circles, and both we and endorsers may earn cash and other incentives, any failure on our part to comply with the Guides may be damaging to our business.  We are currently taking several steps to ensure that our endorsers indicate in social media posts that compensation is being provided to the endorsers, including by listing the phrase “paid” or “ad” or other appropriate language in advertisements that our endorsers circulate on social media.  We also advise endorsers of the need to comply with the Guides, and we can terminate accounts with endorsers for noncompliance.  Nonetheless, the FTC could potentially identify a violation of the Guides, which could subject us to a financial penalty or loss of endorsers or advertisers.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation.  Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of member data.   Any failure by us to comply with these privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business.   In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

We post on our website our privacy policy and user agreement, which describe our practices concerning the use, transmission and disclosure of member data. Any failure by us to comply with our privacy policy and user agreement could result in proceedings against us by members, customers, governmental authorities or others, which could harm our business.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the United States Congress, various state legislative bodies and foreign governments concerning data protection. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this Act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

The CARD Act, as well as the laws of most states, contains provisions governing product terms and conditions of gift cards, gift certificates, stored value or prepaid cards or coupons (“prepaid cards”).  The CARD Act and its implementing regulations concerning prepaid cards located in Regulation E are administered by the Consumer Financial Protection Bureau (the “CFPB”), which was formed as a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

The reloadable branded Visa debit cards provided to endorsers are prepaid cards that fall under the jurisdiction of the CFPB.  In addition, the Company is indirectly subject to supervision by the appropriate Federal banking regulator of the bank that issues the reloadable branded Visa debit cards.  In addition, certain state and foreign jurisdictions have laws that govern disclosure and certain product terms and conditions, including restrictions on expiration dates and fees that may apply to reloadable branded Visa debit cards.  However, the CARD Act and its implementing regulations, as well as a number of states and certain foreign jurisdictions, also have exemptions from the operation of these provisions or otherwise modify the application of these provisions applicable to prepaid cards that are issued as part of a loyalty, award or promotional program.

We believe that the reloadable branded Visa debit cards used in this program fall within the exemption under the CARD Act for loyalty, award or promotional programs contained in Regulation E because the cards are part of a referral program that subject to certain limitations provides prepaid cards in exchange for referring other potential consumers to a merchant, the cards are redeemable at any place Visa debit cards are accepted and the cards and other materials contain required disclosures set forth in the CARD Act provisions in Regulation E.  However, regardless of an exemption for the reloadable branded Visa debit cards under the CARD Act and its implementing regulations, in those states that prohibit or otherwise restrict expiration dates on prepaid cards that are defined to include our reloadable branded Visa debit cards and do not have exemptions that apply to our Visa debit cards, the reloadable branded Visa debit cards used in our program may be required to be honored for full value until redeemed.

 In addition, some states and foreign jurisdictions also include prepaid cards under their unclaimed and abandoned property laws which require companies to remit to the government the value of the unredeemed balance on the prepaid cards after a specified period of time (generally between one and five years) and subject companies to certain reporting and recordkeeping obligations.

Various federal laws, such as the Bank Secrecy Act and the USA PATRIOT Act, impose certain anti-money laundering requirements on companies that are financial institutions.  These laws are designed to prevent the U.S. financial system from being used to launder money generated from illegal conduct, such as illegal drug smuggling, as well as terrorist financing.  For these purposes, “financial institutions” is broadly defined and includes “providers of prepaid access” and “sellers of prepaid access” such as prepaid cards like our Visa debit cards.  Examples of anti-money laundering requirements imposed on financial institutions include customer identification and verification programs, record retention policies and procedures, transaction monitoring and reporting, and reporting suspicious activities to law enforcement.  The Financial Crimes Enforcement Network (“FinCEN”), a division of the U.S. Treasury Department tasked with implementing the requirements of the Bank Secrecy Act and the USA PATRIOT Act, published a final rule on July 29, 2011 setting forth the scope and requirements for certain parties involved in prepaid cards, but also extended the date for compliance with most aspects of the final rule until March 31, 2012.  We have commenced discussions with the entities that assist us in issuing our reloadable branded Visa debit cards to our endorser and believe we will be able to amend our agreements with these parties prior to the March 31, 2012 effective date to, among other things, establish that these third parties (rather than us) are the “providers of prepaid access” under the FinCEN final rule, which will subject them (rather than us) to the Bank Secrecy Act program compliance requirements discussed above and require them (rather than us) to register with FinCEN as a money services business.  Our agreements with our vendors also include other terms that we believe protect us from being deemed a “seller of prepaid access,” for example, they are limited to $5,000 in transactions per person and per day and the program requires that complete cardholder information be provided for each card issued at the time of issuance, including name, address, home phone number (if available), date of birth and social security number.  Accordingly, the Company is not a “provider” or “seller” of prepaid access subject to these Bank Secrecy Act and USA Patriot Act laws and regulations based on our agreement with our vendor and our role with respect to the distribution of the cards to customers.

In addition, foreign laws and regulations, such as the European Directive on the prevention of the use of the financial system for the purpose of money laundering and terrorist financing, impose certain anti-money laundering requirements on companies that are financial institutions or that provide financial products and services.  Although we do not believe we are a financial institution or otherwise subject to these laws and regulations, it is possible that we could be considered a financial institution or provider of financial products.

Our endorsers communicate across email, mobile, social and/or web-based channels. These communications are governed by a variety of U.S. federal, state, and foreign laws and regulations. With respect to email campaigns, for example, in the United States, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, establishes certain requirements for the distribution of “commercial” email messages for the primary purpose of advertising or promoting a commercial product, service, or Internet website and provides for penalties for transmission of commercial email messages that are intended to deceive the recipient as to source or content or that do not give opt-out control to the recipient. The U.S. Federal Trade Commission, a federal consumer protection agency, is primarily responsible for enforcing the CAN-SPAM Act, and the U.S. Department of Justice, other federal agencies, state attorneys general, and Internet service providers also have authority to enforce certain of its provisions.

The CAN-SPAM Act’s main provisions include:

▪  prohibiting false or misleading email header information;

▪  prohibiting the use of deceptive subject lines;

▪  ensuring that recipients may, for at least 30 days after an email is sent, opt out of receiving future commercial email messages from the sender, with the opt-out effective within 10 days of the request;

▪  requiring that commercial email be identified as a solicitation or advertisement unless the recipient affirmatively assented to receiving the message; and

▪  requiring that the sender include a valid postal address in the email message.

The CAN-SPAM Act preempts most state restrictions specific to email marketing. However, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult content or content regarding harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act.

Violations of the CAN-SPAM Act’s provisions can result in criminal and civil penalties, including statutory penalties that can be based in part upon the number of emails sent, with enhanced penalties for commercial email senders who harvest email addresses, use dictionary attack patterns to generate email addresses, and/or relay emails through a network without permission.

With respect to text message campaigns, for example, the CAN-SPAM Act and regulations implemented by the U.S. Federal Communications Commission pursuant to the CAN-SPAM Act, and the Telephone Consumer Protection Act, also known as the Federal Do-Not-Call law, among other requirements, prohibit companies from sending specified types of commercial text messages unless the recipient has given his or her prior express consent.

We, our endorsers and our advertisers may all be subject to various provisions of the CAN-SPAM Act.  If we are found to be subject to the CAN-SPAM Act, we may be required to change one or more aspects of the way we operate our business.

If we were found to be in violation of the CAN-SPAM Act, other federal laws, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our endorsers or any determination that we are directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our reputation and our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Properties

We owned no properties and had no property leases at December 31, 2012.  We currently have one sub-lease for office space at our current location.

Legal Proceedings

On July 31, 2012, the Company filed a patent infringement complaint against Groupon, Inc. alleging infringement of two of its patents, 7,664,516 and 8,155,679, focused on its peer-to-peer marketing technology. The complaint was filed in the U.S. District Court in the Eastern District of Texas.

On August 24, 2012, the Company filed a patent infringement complaint against Living Social, Inc. alleging infringement of two of its patents, 7,664,516 and 8,155,679, focused on its peer-to-peer marketing technology. The complaint was filed in the U.S. District Court in the Eastern District of Texas.

On October 17, 2012, the Company filed patent infringement complaints against YELP, Inc. and IZEA, Inc.  The suits allege infringement of two of its patents, 7,664,516 and 8,155,679, focused on its peer-to-peer marketing technology. The complaint was filed in the U.S. District Court in the Eastern District of Texas.

On November 6, 2012, the Company filed patent infringement complaints against MyLikes. and Foursquare.  The suits allege infringement of two of its patents, 7,664,516 and 8,155,679, focused on its peer-to-peer marketing technology. The complaint was filed in the U.S. District Court in the Eastern District of Texas.

Other than as noted above, the Company is not a party to any pending legal proceeding nor is its property the subject of any pending legal proceeding that is not in the ordinary course of business or otherwise material to the financial condition of its business. Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to us.

EXECUTIVE OFFICERS AND DIRECTORS

Set forth below is certain information regarding our current executive officers and directors. Each of the directors listed below was appointed to our board of directors to serve until our next annual meeting of stockholders or until his successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors.

Name	Age	Position with the Company	Director/Officer Since
William Ogle	45	Chairman of the Board and Chief Executive Officer, Director	2012

Andrew Levi	46	Chief Technology Officer, Director	2011

Ian Wolfman	39	Director	2012

Charles Thomas	54	Director	2012

Andrew Malloy	55	Director	2013

David Polster	59	Chief Financial Officer	2012

Biographical Information

William Ogle, Chairman of the Board and Chief Executive Officer, Director

Mr. Ogle was appointed as our Chairman and Chief Executive Officer in June 2012. Prior to joining the Company, Mr. Ogle previously served as chief marketing officer at Motorola Mobility, an S&P 500 company that was acquired by Google in May 2012. Mr. Ogle joined Motorola Mobility in 2009. Prior to that, he served as chief marketing officer for Samsung Telecommunications America. Earlier in his career, he was chief marketing officer at Pizza Hut and held brand management positions at Proctor & Gamble and Sara Lee Corp. He received his bachelor’s degree in business administration from the University of Cincinnati. Mr. Ogle serves on the board of directors of the United States Ad Council and the Arts Community Alliance Board and the board of advisors of the CMO Council. His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Andrew Levi, Chief Executive Officer, Director.

Mr. Levi founded Blue Calypso Holdings, Inc. in September 2009. In June 2012, he was appointed as our Chief Technology officer. He previously served as our Chairman and Chief Executive Officer.  From November 1991 until June 2012, Mr. Levi served as the founder, president and chief executive officer of Aztec Systems, Inc., a Dallas-based provider of mid-market ERP, managed services and related technology solutions. Mr. Levi has been named to SmartPartner Magazine’s list of “50 Smartest People” in the technology industry and to D Magazine’s “Top Entrepreneurs under 40.” Mr. Levi has been involved in numerous business and association ventures in the technology industry such as Boardroom Software, Inc., Critical Devices, Inc., Aztec Business Solutions, L.L.P., REES Associates, the board of the International Association of Microsoft Certified Partners (IAMCP) and the Information Technology Solution Provider Alliance (ITSPA). Mr. Levi holds a Bachelor of Science degree in finance from Florida State University in addition to numerous technical certifications and seven United States patents.  His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

David Polster, Chief Financial Officer.

                Mr. Polster was appointed as our Chief Financial Officer in March 2012. Prior to joining the Company, Mr. Polster served as vice president and controller of ASAP Software from April 1992 until its acquisition by Dell in November 2007. Mr. Polster also previously served as the director of financial analysis of Dell’s software and peripherals business. Earlier in his career, Mr. Polster held the positions of treasurer of Katalco Corporation and controller of Berlin Packaging, Inc. He received his BA from the Unitersity of Colorado and an MBA from Northwestern University’s Kellogg School of Management. He is a CPA and CMA and is a member of the Beta Gamma Sigma Honorary Business Society.

Ian Wolfman, Director

                Mr. Wolfman was appointed to our board in June 2012. Mr. Wolfman has served as chief marketing officer of MEplusYOU, a strategic and creative agency based in Dallas, Texas since August 1998. As chief marketing officer of MeplusYOU, he leads the marketing, public relations and business development functions. Mr. Wolfman received an MBA from the Cox School of Business at Southern Methodist University and a bachelor of Science in corporate communications from the University of Texas. His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Charles Thomas, Director

                Mr. Thomas was appointed to our board in June 2012. He is the senior vice president of sales for Centro, a media logistics company based in Chicago, Illinois. At Centro, Mr. Thomas leads the company’s sales efforts and oversees the strategic direction of the sales force. Mr. Thomas was associated with Time Inc. from 1996 through 1998. Mr. Thomas became the company’s first online ad sales person and was promoted to advertising sales director and VP of online sales and marketing. During his tenure at Time Inc., Charlie also contributed to the industry as a founding member of the Internet Advertising Bureau (IAB). Charlie then joined Broadcast.com as the VP of advertising sales, which was later purchased by Yahoo. Charlie remained Yahoo’s central region sales VP until 2007 and was later promoted to the VP of display sales strategy. When Charlie left Yahoo, he founded Step Ahead Strategies (SAS), a sales and marketing consulting firm.

Andrew Malloy, Director

                Mr. Malloy was appointed to our board in January 2013. Mr. Malloy is a Managing Director of Monument Capital Group LLC, a Washington DC based private investment firm, where he serves as the head of their Denver, Colorado office. He has 30 years of experience in alternative investments, family office and wealth management industries. Prior to joining Monument Capital Group, Mr. Malloy served as a Managing Director of Massey Quick & Co., a multi-family investment office, from March 2011 through December 2011. Prior to joining Massey Quick, he served as a Managing Principal of Shepherd Kaplan LLC, an investment advisory firm based in Boston, Massachusetts from February 2009 through July 2010. Previous to Shepherd Kaplan, Mr. Malloy was an initial investor in, and the Director of Business Strategy and Development for WisdomTree Asset Management, Inc. from June 2006 through October 2008. Mr. Malloy also previously served as a Senior Managing Director and the Chief Investment Officer of TAG Associates, Ltd., as a Senior Vice President at Oppenheimer & Co. He also served in the corporate and executive services group of Bear, Stearns & Co. Mr. Malloy is also an Associate General Partner of his family’s real estate holding company. He attended Villanova University and the Harvard Business School Executive MBA program.

Independent Directors

Our board of directors has determined that each of Messrs. Ian Wolfman, Charles Thomas and Andrew Malloy is independent within the meaning of applicable listing rules of the Nasdaq Stock Market and the rules and regulations promulgated by the Securities and Exchange Commission. We anticipate that we will add additional independent directors in the future.

Committees of the Board of Directors

Audit Committee. We established an audit committee of the board of directors on October 25, 2011. The audit committee consists of Messrs. Wolfman, Thomas and Malloy and, each of whom our board has determined to be financially literate and qualify as an independent director under Section 5605(a)(2) of the rules of the Nasdaq Stock Market. In addition, Mr. Malloy qualifies as a financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. The function of the audit committee is to oversee our accounting and financial reporting and the audits of our financial statements. The audit committee assists the board in monitoring the integrity of the financial statements, the qualifications, independence and appointment of the independent registered public accounting firm, the performance of our internal audit function and independent auditors, our systems of internal control and our compliance with legal and regulatory requirements. Copies of our audit committee charter can be obtained free of charge from our web site, www.bluecalypso.com.

Compensation Committee. We established a compensation committee of the board of directors October 25, 2011. The compensation committee consists of Messrs. Wolfman, Thomas and Malloy, each of whom our board has determined qualifies as an independent director under Section 5605(a)(2) of the rules of the Nasdaq Stock Market, as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act.  The function of the compensation committee is to assist the board in overseeing our management compensation policies and practices, including (i) determining and approving the compensation of the our chief executive officer and other executive officers, (ii) reviewing and approving management incentive compensation policies and programs, and exercising discretion in the administration of such programs, (iii) reviewing and approving the form and amount of director compensation and (iv) reviewing and approving equity compensation programs for employees and exercising discretion in the administration of such programs.  Copies of our compensation committee charter can be obtained free of charge from our web site, www.bluecalypso.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to directors, officers and other employees of the Company and its subsidiaries, including our principal executive officer, principal financial officer and principal accounting officer. Copies of the code can be obtained free of charge from our web site, www.bluecalypso.com. We intend to post any amendments to; or waivers from, our code of ethics on our web site.

EXECUTIVE COMPENSATION

2012 and 2011 Summary Compensation Table

The following table sets forth the compensation earned by the Company’s principal executive officer, and each of the Company’s two most highly compensated executive officers other than the principal executive officer whose compensation exceeded $100,000 (collectively, the “Named Executive Officers”), during the years ended December 31, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Nonequity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
William Ogle Chairman and Chief Executive Officer (1)	2012 2011	241,026		5,234,337		1,719,139							7,194,502
David Polster Chief Financial Officer (2)	2012	64,625											64,625
Andrew Levi Chief Technology Officer, Former Chairman and Chief Executive Officer (2)	2012 2011	— —	— —	— —	$ $	— —	$	— —	$	— —	$	— —	— —
J James Craig Former Chief Financial Officer	2012	18,974						—					18,974
Deborah Flores Former President, Secretary and Treasurer (3)	2011	—	—	—		$—		—		—		—	—

(1) Mr. Ogle was appointed as our chairman and chief  executive officer effective June 11, 2012.

(2) Mr. Levi served as our chairman and chief executive officer from September 1, 2011 through June 10, 2012. He currently serves as our chief technology officer.

(3) Ms. Flores served as our president, secretary, treasurer and as a member of our board of directors from March 2, 2007 through September 1, 2011.

During the years ended December 31, 2011 and December 31, 2010, our named executive officers did not receive a salary, and do not have any other compensation arrangements in place, except that they are eligible to receive discretionary awards under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan.

On June 1, 2012, we entered into an employment letter agreement with our Chief Executive Officer, William Ogle, which was effective on June 11, 2012. The agreement does not have a specified term and Mr. Ogle’s employment is on an at-will basis. The agreement provides that Mr. Ogle is entitled to an annual base salary of $400,000. He is also entitled to annual incentive-based compensation with a target value of 100% of his base salary with an upper limit of 200%, to be determined and administered by our board of directors. Such incentive-based compensation may be paid in the form of shares of our common stock or cash. Mr. Ogle will also receive a restricted stock award equal to 7% of our total issued and outstanding shares calculated as of June 11, 2012. The restricted stock award will vest: (i) one-third on the one year anniversary of the grant date, and (ii) the remaining two-thirds will vest pro rata in eight equal quarterly installments. Mr. Ogle may also be offered additional annual equity awards of up to 200% of his base salary subject to mutually agreeable and reasonable targets beginning in 2013. In addition, on June 11, 2012, pursuant to his employment letter agreement, we also granted to Mr. Ogle options to purchase 3% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis. The options will be exercisable at an exercise price equal to $0.10 per share for a term of 10 years. Mr. Ogle will also be eligible to participate in the Company’s comprehensive medical and dental program. In the event that we terminate Mr. Ogle’s employment without cause or Mr. Ogle terminates his employment for good reason, we will pay him his base salary for a period of 12 months from the date of separation and he will be eligible to receive any incentive compensation subject to the applicable targets being achieved. During such severance period, we will pay the premiums for health insurance coverage substantially similar to the benefits provided to Mr. Ogle and his dependents as of the date of termination.

2011 Long-Term Incentive Plan

On August 31, 2011, the board adopted, subject to stockholder approval, the Blue Calypso, Inc. 2011 Long-Term Incentive Plan.  Our stockholders approved the Blue Calypso, Inc. 2011 Long-Term Incentive Plan on September 9, 2011.  The Blue Calypso, Inc. 2011 Long-Term Incentive Plan is intended to enable us to remain competitive and innovative in our ability to attract, motivate, reward and retain the services of key employees, certain key contractors, and non-employee directors. The Blue Calypso, Inc. 2011 Long-Term Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of common stock.  The Blue Calypso, Inc. 2011 Long-Term Incentive Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of employees, contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan is 35,000,000 shares.

Director Compensation

We do not currently compensate our directors, except as described below.  We expect that the future compensation arrangements may be comprised of a combination of cash and/or equity awards.

On May 31, 2012, we granted stock options under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan to the directors as follows:

Name	Shares Subject to Option	Exercise Price	Vesting Provisions	Expiration Date
Charles Thomas (1)	375,000	$0.454	Pro-rata vesting quarterly over two years	May 31, 2022
Ian Wolfman (1)	375,000	$.0454	Pro-rata vesting quarterly over two years	May 31, 2022

(1) Messrs. Thomas and Wolfman were appointed to the board of directors effective May 31, 2012.

Outstanding Equity Awards at Fiscal Year End

                The following table provides information about the number of outstanding equity awards held by our named executive officers as of December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

William Ogle	5,608,218(1)		5,608,218	0.10	6/11/2022	13,085,842(2)	6,542,921
David Polster		250,000(3)	250,000	0.50	7/18/2022

(1) All of these options were immediately exercisable on June 11, 2012.

(2) Of these shares, 4,361,947 shares will vest on June 11, 2013, and the remaining 8,723,895 shares will vest pro-rata in eight equal installments with each installment vesting on the last day of each calendar quarter.

(3) All of these options will vest on July 18, 2013. In the event that Mr. Polster’s employment is terminated by reason other than cause prior to March 18, 2013, 75% of the options will vest and become exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock and other classes of our equity securities entitled to vote on all matters submitted to a vote by holders of common stock beneficially owned as of February 5, 2013, by (i) each of our directors and named executive officers; (ii) all persons who are known by us to be beneficial owners of 5% or more of our outstanding common stock; and (iii) all of our officers and directors as a group.  The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise noted, to our knowledge and subject to community property laws where applicable, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.  Our common stock is our only class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class (1)(2)

William Ogle 19111 North Dallas Parkway, Suite 200 Dallas, TX 75287	18,956,560	(3)	13.14%

Andrew Levi 19111 North Dallas Parkway, Suite 200 Dallas, TX 75287	51,473,815	(4)	37.13%

David Polster 19111 North Dallas Parkway, Suite 200 Dallas, TX 75287	-		-

Ian Wolfman 19111 North Dallas Parkway, Suite 200 Dallas, TX 75287	140,625	(5)	*

Charles Thomas 19111 North Dallas Parkway, Suite 200 Dallas, TX 75287	140,625	(5)	*

Andrew Malloy 19111 North Dallas Parkway, Suite 200 Dallas, TX 75287	-		*

Esousa Holdings LLC(6) 317 Madison Ave., Suite 1621 New York, NY 10017	12,480,250	(7)	9.01%

LMD Capital, LLC(8) 2828 N. Harwood, Suite 1700 Dallas, TX 75201	12,487,350	(9)	9.01%

All directors and executive officers as a group (5 persons)	70,711,625		48.84%

(1)           Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of the date of this prospectus, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)           These percentages have been calculated based on 138,381,367 shares of common stock outstanding as of February 5, 2013.

(3)           Includes (i) 5,608,218 shares issuable upon exercise of vested stock options, (ii) 250,000 shares issuable upon conversion of 10% convertible debentures, and 13,085,842 shares issued pursuant to a restricted stock grant.

(4)           Includes (i) 250,000 shares issuable upon conversion of 10% convertible debentures, and (ii) 22,954,395 shares of common stock which are being held in escrow until April 19, 2013. Pursuant to the stockholder’s agreement, Mr. Levi agreed that if the Company issues shares of Common Stock in a financing transaction or in connection with the hiring or retention of senior management or directors during such period of time, the corresponding number of escrowed shares will be cancelled and returned to the Company’s treasury.

(5)           Includes 140,625 shares issuable upon exercise of vested stock options.

(6)           Rachel Glicksman, as managing director of Esousa Holdings LLC, has voting and dispositive control over such shares.

(7)           Based upon a Schedule 13G/A filed by Esousa Holdings, LLC on February 14, 2012.

(8)           Steven B. Solomon, as managing director of LMD Capital, LLC, has voting and dispositive control over such shares.

(9)           Based upon a Schedule 13G/A filed by LMD Capital, LLC on February 14, 2012.

SELLING STOCKHOLDERS

Up to 9,837,101 shares of our common stock are being offered by this prospectus, including (i) up to 5,191,533 shares of our common stock, (ii) up to 3,686,633 shares of our common stock issuable upon the conversion of an outstanding 8% convertible note issued on November 9, 2012, and (iii) up to 958,935 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants, all of which are being registered for sale for the accounts of the selling stockholders.  Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act of 1933, as amended.

The 8% convertible note is convertible into shares of common stock at a conversion price of $0.15 per share (subject to adjustment for stock dividends, stock splits and similar transactions).  Upon effectiveness of the registration statement of which this prospectus forms a part, the 8% convertible will automatically convert into shares of our common stock.

The warrants have exercise prices ranging from $0.15 per share to $0.50 per share (subject to adjustment for stock dividends, stock splits. Certain of the warrants also provide for anti-dilution adjustments in the event that we issue securities at a price that is less than the applicable exercise price. Certain of the warrants also contain beneficial ownership limitations which prevent us from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the percentage of our common stock beneficially owned by each selling stockholder after the offering, we have assumed that all shares offered by such selling stockholder have been sold, and therefore the calculation is based on a number of shares of common stock outstanding comprised of (i) 138,381,367 shares of common stock outstanding as of February 5, 2013 plus (ii) the number of shares offered by the selling stockholder in this offering.  The shares offered by one selling stockholder are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

	Ownership Before Offering		Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned	Number of shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
GLT Aztec GP LLC (1)	7,420,061	7,420,061	-	-
Haynes and Boone 2001, LP (2)	535,000	535,000	-	-
George R. Schultz	1,081,120	439,470	641,650	*
David Cook	300,000	300,000	-	-
Kenneth Barnett	300,000	300,000	-	-
Dick Thornburgh	60,000	60,000	-	-
Richard and Joyce Calhoun	60,000	60,000	-	-
Ron Hoyl	30,000	30,000	-	-
Harold Carmean	30,000	30,000	-	-
Eric Pouliquen	60,000	60,000	-	-
Randall Kastalanych	75,000	75,000	-	-
Ann K. Gunn	150,000	150,000	-	-
National Financial fbo Ann K. Gunn IRA (3)	150,000	150,000	-	-
National Financial fbo Brian S. Pheney IRA (4)	75,000	75,000	-	-
James Pheney	45,000	45,000	-	-
Merriman Capital, Inc. (5)	80,870	80,870	-	-
WFG Investments, Inc. (6)	26,700	26,700	-	-

* Less than 1%

(1)           Todd Furniss, as sole manager of GLT Aztec GP LLC has voting and dispositive controls over such shares.

(2)           Terry Conner has voting and dispositive controls over such shares.

(3)           Ann K. Gunn has voting and dispositive controls over such shares.

(4)           Brian S. Pheney has voting and dispositive controls over such shares.

(5)           Jon Merriman, as co-chairman of Merriman Capital, Inc. has voting and dispositive control over such shares.

(6)           Brent E. Barton, as President of WFG Investments, Inc. . has voting and dispositive control over such shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Aztec Systems, Inc., is a corporation that has provided us with administrative and technical support services until August 2012 and software development services until October 2012. Until the time of its sale to GLT Aztec LP on June 15, 2012, the majority owner of Aztec Systems, Inc. was Andrew Levi, our chief technology officer. From inception, September 11, 2009, through September 30, 2012, we have incurred management fees of $90,384 and software development fees of $1,043,334 related to Aztec Systems, Inc.

On January 16, 2012, we entered into a letter agreement with Aztec Systems, pursuant to which Aztec Systems agreed to extend credit to us in an amount requested by us up to a maximum of $30,000 in any single month through March 31, 2012 to assist us with our ongoing software development efforts. In connection with the credit extension, we agreed to pay Aztec Systems a minimum of $30,000 per month beginning January 2012 to be applied against any amounts currently owed by us to Aztec Systems or incurred in the future for software development or hosting services.  The credit extension was terminable upon notice by Aztec Systems. On January 17, 2012, we issued a promissory note to Aztec Systems in the principal amount of $254,992.89.  The principal amount of the note reflects the balance due to Aztec Systems as of December 31, 2011 for software development and hosting services provided by Aztec Systems.  The note bears interest at a rate of 8% per annum and the entire principal and interest under the note was due on September 30, 2012.

On November 9, 2012, we entered into an exchange agreement with Aztec Systems, pursuant to which we agreed to exchange the note which then had a balance of $368,059.24 and our existing accounts payable to Aztec Systems of $177,898.92 for an 8% convertible note in the principal amount of $545,958.16. The 8% convertible note is due on March 31, 2013. Pursuant to the exchange agreement, we agreed to register the shares of common stock issuable upon conversion of the 8% convertible note and an aggregate of 3,733,428 shares of common stock then held by Aztec Systems on or before December 31, 2012. The 8% convertible note is convertible into shares of our common stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which common stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% convertible note will automatically convert into shares of our common stock.

On September 1, 2011, in connection with our reverse merger and succession to the business of business of Blue Calypso Holdings, Inc. as our sole line of business, we transferred all of our pre-reverse merger operating assets and liabilities to JJ&R Ventures Holdings, Inc., a Delaware corporation and our wholly owned subsidiary. Immediately after this transfer, we transferred all of JJ&R Ventures Holdings, Inc.’s outstanding capital stock to Deborah Flores, our then-majority stockholder and our former president, treasurer, treasurer and sole director, in exchange for the cancellation of 51,000,000 shares of our common stock held by Ms. Flores.

DESCRIPTION OF SECURITIES

We have authorized 685,000,000 shares of capital stock, par value $0.0001 per share, of which 680,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.  Of such shares of preferred stock, 1,700,000 have been designated as shares of Series A Convertible Preferred Stock  On February 5, 2013, there were 138,381,367 shares of common stock, 1,700,000 shares of Series A Convertible Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders.  Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series.  Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The Series A Convertible Preferred Stock is convertible into shares of common stock at a conversion price of $0.0679 per share (subject to adjustment for stock dividends, stock splits and similar transactions), except that a holder of the Series A Convertible Preferred Stock cannot convert the Series A Convertible Preferred Stock to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%; provided, however, that the holder may waive the 4.99% conversion limitation upon 61 days prior written notice to increase such percentage to up to 9.99%.  There are no other differences between the rights of the Series A Convertible Preferred Stock and the common stock.

Warrants

In connection with our September 2011 private placement, we issued investors five-year warrants to purchase up to an aggregate of 25,036,820 shares of common stock at an exercise price of $0.10 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.10 per share (subject to certain exceptions) and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 30 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 30-day average daily trading volume of our common stock has been at least 1,000,000 shares; and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may require each investor to exercise all or a portion of its warrant pursuant to the terms described above within 10 business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such 10-day period. On April 19, 2012, we amended these warrants to provide for cashless exercises and to extend the period during which the anti-dilution protection applies until April 19, 2013.

                In connection with our April 2012 private placement, we issued an investor a five-year warrant to purchase up to 6,500,000 shares of common stock at an exercise price of $0.10 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.10 per share (subject to certain exceptions) and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 30 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 30-day average daily trading volume of our common stock has been at least 1,000,000 shares; and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may require each investor to exercise all or a portion of its warrant pursuant to the terms described above within 10 business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such 10-day period. These warrants are exercisable on a cashless basis.

In connection with our June 2012 private placement, we issued investors two-year warrants to purchase up to an aggregate of 445,000 shares of common stock at an exercise price of $0.75 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.75 per share (subject to certain exceptions) and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 30 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 30-day average daily trading volume of our common stock has been at least 1,000,000 shares; and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may require each investor to exercise all or a portion of its warrant pursuant to the terms described above within 10 business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such 10-day period.

            In December 2012, in connection with the settlement of certain outstanding accounts payable, we issued two-year warrants to purchase up to an aggregate of 487,235 shares of common stock at an exercise price of $0.50 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 30 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 30-day average daily trading volume of our common stock has been at least 1,000,000 shares; and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may require each investor to exercise all or a portion of its warrant pursuant to the terms described above within 10 business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such 10-day period.

8% Senior Secured Convertible Debentures

                In connection with our April 2012 private placement, we have issued 8% senior secured convertible debentures in the aggregate principal amount of $500,000 due October 19, 2012. The debentures are convertible at the option of the holder into shares of our common stock at a conversion price equal to the closing price of our common stock on the date of conversion. The 8% debentures contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than the closing price of our common stock on the date of conversion (subject to certain exceptions) and other similar events. We are prohibited from effecting the exercise of any such debenture to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the conversion of such debenture, provided that this percentage may be increased to a percentage not to exceed 9.99% at the option of the holder on 61 days prior notice to us. The debentures contain a variety of events of default that are typical for transactions of this type, as well as the following events: (i) our common stock becoming ineligible for listing or quotation on a trading market for at least five trading days, (ii) our involvement in a change of control transaction or a sale or transfer of at least 40% of our assets, or (iii) our inability to meet the current public information requirements under Rule 144. If there is an event of default, then by election of the holder, the entire principal and interest under the debentures then outstanding, will be due and payable.  Such amount shall accrue interest at a rate of 16% per annum commencing on the fifth calendar date following the relevant event of default. In addition, if at any time while the debentures are outstanding, we complete a transaction resulting in gross proceeds to the Company equal to 2.5 times or greater than the outstanding amount of the debentures, the holder may require us to redeem all or a portion of the debentures. The debentures contain a variety of covenants that are typical for transactions of this type, as well as the following covenants, which may be waived upon written consent of the holder: (i) we may not incur other indebtedness except as permitted by the debentures, (ii) we may not redeem, repurchase or otherwise acquire more than a de minimis number of shares of our common stock or common stock equivalents, (iii) we may not pay dividends or distributions on any of our equity securities, or (iv) we may not enter into any transaction that is material to us with an affiliate unless such transaction is approved by a majority of our disinterested directors.

8% Convertible Note

On November 9, 2012, we entered into an exchange agreement with Aztec Systems, pursuant to which we agreed to exchange a promissory note, which then had a balance of $368,059.24 and our existing accounts payable to Aztec Systems of $177,898.92 for an 8% convertible note in the principal amount of $545,958.16. The 8% convertible note is due on March 31, 2013. Pursuant to the exchange agreement, we agreed to register the shares of common stock issuable upon conversion of the 8% convertible note and an aggregate of 3,733,428 shares of common stock then held by Aztec Systems on or before December 31, 2012. The 8% convertible note is convertible into shares of our common stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which common stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% convertible note will automatically convert into shares of our common stock at the applicable conversion price.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law (the “DGCL”), in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•         prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•         upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•         at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at anytime within three years immediately prior to the relevant date or the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions described above do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not opted out of Section 203, but we are not currently subject to it because we are not listed on a national securities exchange and our securities are held of record by fewer than 2,000 stockholders.  However, we could become subject to it if we become so listed or so held.

If Section 203 becomes applicable to us, it could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, could discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests.  Therefore, these provisions could adversely affect the price of our common stock.  Among other things, our certificate of incorporation and bylaws:

•         permit our board of directors to issue up to 5,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•         provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•         do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•         provide that special meetings of our stockholders may be called only by our chairman, president or board of directors; and

•         provide that directors may be removed from office only by the affirmative vote at a special meeting of stockholders of the holders of a majority of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors, either for or without cause.

Indemnification of Directors and Officers

Pursuant to Section 145 of the DGCL, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

•         by a majority of the disinterested directors, even though less than a quorum;

•         by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

•         if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or

•         by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the DGCL, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

Our certificate of incorporation and bylaws provide that our officers, directors, employees and agents shall be indemnified to the fullest extent permitted by applicable law, and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. Payment of expenses incurred by an officer or director in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking by the officer or director to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.  Expenses incurred by other of our agents (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as our board deems appropriate.  Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

We intend to enter into indemnification agreements with certain of our directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in our certificate of incorporation and bylaws. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Limitation of Personal Liability of Directors

The DGCL provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

•         any breach of the director’s duty of loyalty to the corporation or its stockholders;

•         acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•         violation of certain provisions of the DGCL;

•         any transaction from which the director derived an improper personal benefit; or

•         any act or omission prior to the adoption of such a provision in the certificate of incorporation.

Our certificate of incorporation provides that our directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for the actions described above.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         privately negotiated transactions;

•         settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•         broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•         through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•         a combination of any such methods of sale; or

•         any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Fox Rothschild LLP, Lawrenceville, New Jersey, will pass upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

Our financial statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011 and 2010 included in this prospectus have been audited by Montgomery Coscia Greilich LLP, Certified Public Accountants, an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, http://www.bluecalypso.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q, and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 19111 North Dallas Parkway Suite 200, Dallas Texas 75287, Attention: William Ogle, Chief Executive Officer.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets at December 31, 2011 and 2010	F-3
Consolidated Statements of Operations for the Years Ended December 31, 2011 and 2010	F-4
Consolidated Statement of Changes in Stockholder’s Equity (Deficit) from Inception, September 11, 2009, to December 31, 2011	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2011 and 2010	F-6
Notes to Consolidated Financial Statements (December 31, 2011 and 2010)	F-7
Independent Registered Public Accounting Firm’s Review Report
Consolidated Balance Sheet as of September 30, 2012	F-16
Consolidated Statements of Operations for the Three and Nine Months September 30, 2012 and 2011 and the Period from September 11, 2009 (Date of Inception) to September 30, 2012 (Unaudited)	F-17
Consolidated Statements of Changes in Stockholders’ Equity (Deficit) Period from September 11, 2009 (Date of Inception) to September 30, 2012 (Unaudited)	F-18
Consolidated Statements of Cash Flows for the Three and Nine Months Ended September 30, 2012 and 2011 and the Period from September 11, 2009 (Date of Inception) to September 30, 2012 (Unaudited)	F-19
Notes to Consolidated Financial Statements (September 30, 2012)	F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Blue Calypso, Inc., and Subsidiary

We have audited the accompanying consolidated balance sheets of Blue Calypso, Inc. and subsidary (a development stage company, the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years then ended and the period from September 11, 2009 (inception) to December 31, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether these financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Blue Calypso, Inc. and subsidiary as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended and for the period from September 11, 2009 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has had recurring losses from operations, negative cash flows from operating activities and has an accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ MONTGOMERY COSCIA GREILICH LLP
MONTGOMERY COSCIA GREILICH LLP
Plano, Texas
April 9, 2012

BLUE CALYPSO INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	371,393	113,511
Accounts Receivable	51,901	—
Prepaid expenses	34,806	10,819
Total current assets	458,100	124,330

Property and equipment, net of accumulated depreciation of $2,397 and $141 in 2011 and 2010 respectively	21,384	4,224

Capitalized software development costs, net of accumulated amortization of $133,279 and $11,937 in 2011 and 2010, respectively	814,874	440,579

Total assets	$1,294,358	$569,133

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	68,162	15,663
Accounts payable-affiliate	254,838	105,415
Accrued liabilities	96,962	55,780
Unearned revenue	24,174	6,963
Total current liabilities	444,136	183,821

Notes payable	—	675,000
Notes payable-affiliate	—	100,000
Total liabilities	444,136	958,821

Stockholders’ equity (deficit)
Series A Convertible Preferred stock, par value $.0001 per share (Authorized 5,000,000 shares; issued and outstanding 1,500,000 shares)	150	—
Common stock, par value $.0001 per share (Authorized 680,000,000 shares; issued and outstanding 126,845,641 shares as of 12/31/11 and 72,185,591 shares at 12/31/10 respectively)	12,685	7,219
Additional paid in capital	4,666,929	15,864
Deferred compensation	(1,581,954)	(83)
Accumulated deficit during development stage	(2,247,588)	(412,688)
Total stockholders’ equity (deficit)	850,222	(389,688)

Total liabilities and stockholders’ equity (deficit)	$1,294,358	$569,133

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010	FROM INCEPTION SEP 11, 2009 TO DEC 31, 2011

REVENUE	$51,590	$37	$51,627
COST OF REVENUE	111,511	0	111,511
GROSS LOSS	(59,921)	37	(59,884)

OPERATING EXPENSES
Sales and marketing	731,483	136,179	867,662
General and administrative	807,179	193,005	1,023,837
Other operating expenses	55,276	30,971	86,247
Depreciation and Amortization	123,624	12,101	135,725
	1,717,562	372,256	2,113,471

LOSS FROM OPERATIONS	(1,777,483)	(372,219)	(2,173,355)

OTHER INCOME (EXPENSE)
Interest income	0	15	15
Interest expense	(57,417)	(16,831)	(74,248)
	(57,417)	(16,816)	(74,233)

LOSS BEFORE INCOME TAX PROVISION	(1,834,900)	(389,035)	(2,247,588)

INCOME TAX PROVISION	—	—	—

NET LOSS	$(1,834,900)	$(389,035)	$(2,247,588)

Loss per share:
Basic and Diluted	$(0.02)	$(0.01)

Weighted Average Shares Outstanding
Basic and Diluted	90,751,588	56,393,098

The accompanying notes are an integral part of these consolidated financial statements.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

PERIOD FROM SEPTEMBER 11, 2009 (DATE OF INCEPTION) TO DECEMBER 31, 2011

	Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Compensation	Accumulated Deficit During Development Stage	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount

Beginning Balance, September 11, 2009		$—	—	$—	$—	$—	$—	$—

Net Loss	—	—	—	—	—	—	(23,653)	(23,653)

Ending Balance, December 31, 2009			—	—	—	—	(23,653)	(23,653)

Shares issued at $.0001 per share-3/10/2010			65,448,269	6,545	(5,525)	—	—	1,020

Affiliate payable converted to equity- 3/31/10			—	—	21,958	—	—	21,958

Net loss	—	—	—	—	—	—	(5,296)	(5,296)

Ending Balance, March 31, 2010			65,448,269	6,545	16,433	—	(28,949)	(5,971)

Restricted shares issued- 6/10/2010			5,133,198	513	(433)	(80)	—	—

Net loss	—	—	—	—	—	—	(82,668)	(82,668)

Ending Balance, June 30, 2010			70,581,467	7,058	16,000	(80)	(111,617)	(88,639)

Restricted shares issued- 9/20/2010			1,604,124	161	(136)	(25)	—	—

Net loss	—	—	—	—	—	—	(115,880)	(115,880)

Ending Balance, September 30, 2010			72,185,591	7,219	15,864	(105)	(227,497)	(204,519)

Restricted shares vested as of 12/31/10			—	—	—	22	—	22

Net loss	—	—	—	—	—	—	(185,191)	(185,191)

Ending Balance, December 31, 2010			72,185,591	7,219	15,864	(83)	(412,688)	(389,688)

Restricted shares issued- 1/10/11			1,283,300	128	(108)	(20)	—	—

Additional Paid-In Capital			—	—	10	—	—	10

Restricted shares vested as of 03/31/11			—	—	—	12	—	12

Net loss	—	—	—	—	—	—	(174,767)	(174,767)

Ending Balance, March 31, 2011			73,468,891	7,347	15,766	(91)	(587,455)	(564,433)

Restricted shares issued- 4/29/11			1,283,299	128	(108)	(20)	—	—

Restricted shares vested as of 06/30/11			—	—	—	15	—	15

Net loss	—	—	—	—	—	—	(235,432)	(235,432)

Ending Balance, June 30, 2011			74,752,190	7,475	15,658	(96)	(822,887)	(799,850)

Restricted shares cancelled 7/25/11			(2,887,423)	(288)	192	96	—	—

Restricted shares vested as of 09/30/11			—	—	—	—	—	—

Conversion of Debt 9/1/11			28,135,234	2,814	1,562,274	—	—	1,565,088

Reverse merger shares issued 9/1/11			24,974,700	2,497	(2,497)	—	—	—

Restricted shares issued- 9/8/11			320,825	32	21,752	(21,784)	—	(0)

Net loss	—	—	—	—	—	—	(621,271)	(621,271)

Ending Balance, September 30, 2011			125,295,526	12,530	1,597,379	(21,784)	(1,444,158)	143,967

Additional Paid-In Capital-Compensation Expense					4,239			4,239

Conversion of Debt to Pref Stock 10/17/11	1,500,000	150			1,499,850			1,500,000

Restricted shares vested as of 10/1/11						5,446		5,446

Restricted shares issued- 12/30/11			1,550,115	155	1,565,461	(1,565,616)	—	—

Net loss	—	—	—	—	—	—	(803,430)	(803,430)

Ending Balance, December 31, 2011	1,500,000	$150	126,845,641	12,685	4,666,929	(1,581,954)	(2,247,588)	850,222

The accompanying notes are an integral part of these consolidated financial statements.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010	FROM INCEPTION SEP 11, 2009 TO DEC 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(1,834,900)	$(389,035)	$(2,247,588)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	118,179	12,079	$130,258
Amortization of vested restricted stock	5,446	22	$5,468
(Increase) decrease in assets:
Accounts receivable	(51,901)	—	$(51,901)
Prepaid expenses and other current assets	(23,987)	(10,819)	$(34,806)
Increase (decrease) in liabilities:
Accounts payable	52,499	15,663	$68,162
Accounts payable-affiliate	149,423	103,720	$276,796
Accrued expenses	41,182	55,780	$96,962
Deferred revenue	17,211	6,963	$24,174
Cash used in operating activities	(1,526,848)	(205,627)	(1,732,475)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for software development	(490,218)	(352,517)	$(842,735)
Cash paid for purchases of fixed assets	(19,416)	(4,365)	$(23,781)
Cash used in investing activities	(509,634)	(356,882)	$(866,516)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital received	150	1,020	$1,170
Conversion of NP Affiliate to equity	100,000	100,000	$200,000
Conversion of Notes Payable to equity	2,194,214	575,000	$2,769,214
Cash provided by financing activities	2,294,364	676,020	2,970,384

Net increase in cash	257,882	113,511	$371,393
Cash at beginning of year	113,511	—	$—
Cash at end of year	$371,393	$113,511	$371,393

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$—	$—	$—
Cash paid for taxes	$—	$—	$—
Non-cash investing and financing activities:			$—
Affiliate payable converted to equity	$200,000	$21,958	$221,958
Affiliate payable converted to note payable	$(100,000)	$100,000	$—

The accompanying notes are an integral part of these consolidated financial statements..

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

1. Organization and Nature of Business

Blue Calypso Holdings, Inc. (a development stage company) a Texas corporation (“BCHI”), was formed in February 2010 as an investment entity to hold a 100% single-member ownership interest in Blue Calypso, LLC, a Texas Limited Liability Company formed on September 11, 2009. The companies are under common control and in February 2010 were merged for strategic operating purposes.

On September 1, 2011, BCHI executed a share exchange agreement and merged with a public shell company Blue Calypso Acquisition, Corp., a wholly-owned subsidiary of Blue Calypso, Inc. (formerly known as “JJ&R Ventures, Inc.”). The Merger was accounted for as a reverse-merger and recapitalization in accordance with the generally accepted accounting principles in the United States. BCHI is the acquirer for financial reporting purposes and Blue Calypso, Inc. is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of BCHI and will be recorded at its historical cost basis. Common stock and corresponding capital amounts of BCHI pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. On December 16, 2011 Blue Calypso Holdings, Inc. was merged into its 100% sole-owner, Blue Calypso, Inc. The operations after completion of the Merger include those of Blue Calypso Inc. and Blue Calypso, LLC.

The Company is a mobile and social media marketing company that activates and measures branded word of mouth campaigns through consumers’ personal texts, posts and tweets between friends. The Company activates a friend to friend distribution of branded marketing campaigns by motivating brand loyalists to personally endorse and share these campaigns with their digital social streams. The Company compensates them for their reach with cash, prizes and VIP perks. Marketers enjoy the power of measured personal endorsements that generate buzz, ignite conversation, drive purchase intent, increase loyalty and attract new customers by leveraging the power of social influence.

2. Summary of Significant Accounting Policies

Development Stage Company

The Company is a development stage company as defined by ASC 915 Development Stage Entities and is still devoting substantial efforts on establishing the business. Its principal operations have commenced but there has been no significant revenue thus far. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

Basis of Presentation

The financial statements are stated in U.S. dollars and include the accounts of Blue Calypso, Inc. and BCHI which were merged effective December 16, 2011. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

2. Summary of Significant Accounting Policies, continued

Segments

The Company operates in a single segment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realization of capitalized software and the realization of deferred tax assets. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605 “Revenue Recognition”, when persuasive evidence of an arrangement exists, the fee is fixed or determinable, delivery of the product has occurred or services have been rendered and collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing services provided by the Company and is recognized as earned when brand loyalists personally endorse and share the advertising campaigns with others in their digital social stream.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in bank demand deposits. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment and Long-Lived Assets

Property and equipment consists of office equipment and is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which for office equipment is three to five years. Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

2. Summary of Significant Accounting Policies, continued

Intangible Assets

Software development costs are accounted for in accordance with FASB ASC 350-40, Intangibles — Goodwill and Other: Internal Use Software. According to ASC 350-40 capitalization of costs shall begin when both of the following occur: a) preliminary project stage is completed, b) management, with the relevant authority, implicitly or explicitly authorizes and commits to funding a computer software project and it is probable that the project will be completed and the software will be used to perform the function intended. The costs capitalizedinclude fees paid to third parties for services provided to develop the software during the application development stage, payroll and payroll-related costs such as costs of employee benefits for employees who are directly associated with and who devote time to the internal-use computer software project on activities that include coding and testing during the applicationdevelopment stage and interest costs incurred while developing internal-use computer software (in accordance with ASC 835-20). Once the software is ready for its intended use, the costs are amortized using straight-line method over the estimated useful life of up to five years. The unamortized capitalized cost of the software is compared annually to the net realizable value. The amount by which the unamortized capitalized costs of the internal use software exceed the net realizable value of that asset is written off.

Impairment of Long-lived Tangible Assets and Definite-Lived Intangible Assets

Long-lived tangible assets and definite lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Recoverability of assets held and used is generally measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by that asset. If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Fair Value Measurements

The company has adopted ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The carrying amounts of accounts receivable and accounts payable of the Company approximate fair value because of the short maturity of these instruments. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

2. Summary of Significant Accounting Policies, continued

Income Taxes

Income taxes are accounted for using the asset and liability method pursuant to the authoritative guidance on Accounting for Income Taxes. Deferred taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement and carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes future tax benefits to the extent that realization of such benefits is more likely than not.

The Company follows the authoritative guidance prescribing comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. This guidance requires that a company recognize in its financial statements the impact of tax positions that meet a “more likely than not” threshold, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

Loss per Share

We have presented basic loss per share, computed on the basis of the weighted average number of common shares outstanding during the year, and diluted loss per share, computed on the basis of the weighted average number of common shares and all potentially dilutive common shares outstanding during the year. Potential common shares result from stock options, vesting of restricted stock grants and convertible notes. However, for the years presented, all outstanding stock options, restricted stock grants and convertible notes are anti-dilutive due to the losses incurred. Anti-dilutive common stock equivalents of 2,420,000 and 320,825 shares were excluded from the loss per share computation for 2011 and 2010, respectively.

Stock-Based Compensation

The Company granted stock options and restricted stock as compensation to employees and directors. Compensation expense is measured in accordance with FASB ASC 718 (formerly SFAS No. 123R), Compensation - Stock Compensation. Compensation expense is recognized over the requisite service period for awards of equity instruments to employees based on the grant date fair value of those awards expected to ultimately vest. Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates.

Concentrations of Credit Risk

Significant concentrations of credit risk may arise from the Company’s cash maintained in the bank. The Company maintains cash in quality financial institution, however, at times, cash balance may exceed the federal deposit insurance limits (FDIC limits). As of December 31, 2011 the cash balance with the bank exceeded the $250,000 FDIC limit, but is covered under the temporary unlimited deposit insurance coverage for non-interest bearing transaction accounts through December 31, 2011, and so there was no significant credit risk.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

2. Summary of Significant Accounting Policies, continued

Advertising and Marketing

The Company’s advertising and marketing costs, which consist primarily of marketing and trade show costs, business development and printed promotional and sales presentation materials, are charged to expense when incurred. The advertising and marketing expense was $237,249 and $25,253 for the years ended December 31, 2011 and 2010, respectively.

Recent Accounting Pronouncements

In July 2011, the Financial Accounting Standards Board (FASB) issued ASU 2011-06-Other Expenses (Topic 720): Fees Paid to the Federal Government by Health Insurers (a consensus of the FASB Emerging Issues Task Force) . This ASU is effective for periods ending after December 31, 2013. We do not expect this ASU 2011-06 to apply to the Company or to have a material effect on the financial position, results of operations or cash flows.

In December 2011, the Financial Accounting Standards Board (FASB) issued ASU 2011-10-Property, Plant, and Equipment (Topic 360): De-recognition of in Substance Real Estate—a Scope Clarification (a consensus of the FASB Emerging Issues Task Force) . This ASU is effective for periods after June 15, 2012. We do not expect this ASU 2011-10 to apply to the Company or to have a material effect on the financial position, results of operations or cash flows.

3. Property and Equipment

Property and equipment consist of the following at December 31, 2011 and 2010:

	12/31/2011	12/31/2010
Office Equipment	23,781	4,365
Less: Accumulated depreciation	(2,397)	(141)
Net property and equipment	$21,384	$4,224

Depreciation expense was $2,256 and $141 for the years ended December 31, 2011 and 2010, respectively.

4. Intangibles

Intangible assets consist of the following at December 31, 2011 and 2010:

	12/31/2011	12/31/2010
Capitalized Software Development Costs	948,153	452,516
Less: Accumulated amortization	(133,279)	(11,937)
Net capitalized development costs	$814,874	$440,579

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

4. Intangibles, continued

The capitalized software development costs include $8,890 and $7,805 interest capitalized for the years ended December 31, 2011 and 2010, respectively. The amortization expense relating to the capitalized development costs was $121,342 and $11,937 for the years ended December 31, 2011 and 2010, respectively. Amortization expense for the next five years is estimated to be as follows:

2012	190,579
2013	190,579
2014	190,579
2015	167,394
2016	75,743
$814,874

5. Income Tax Provision

The company’s income taxes are recorded in accordance with ASC 740 “Income Taxes”. The tax effects of the Company’s temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 2011 and 2010 consisted primarily of net operating losses totaling $625,082 and $140,306 which were fully reserved. Deferred tax assets and liabilities are computed by applying the effective U.S. federal and state income tax rate to the gross amounts of temporary differences and other tax attributes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At December 31, 2011 and 2010, the Company believed it was more likely than not that future tax benefits from net operating loss carry-forwards and other deferred tax assets would not be realizable through generation of future taxable income and accordingly deferred tax assets are fully reserved.

6. Long Term Debt - Notes Payable

At August 31, 2011, the company had convertible subordinated notes payable issued to eleven entities/individuals. The notes accrued simple interest at the rate of 8% per annum. The principal amount of the notes, along with all accrued interest thereon was subject to automatic conversion upon the next financing transaction in which the Company sells shares of its capital stock to an outside vendor in an arm’s length transaction. The principal balance of $1,475,000 (including notes payable to affiliate of $200,000) and accrued interest thereon of $90,088 were converted into 28,135,234 common shares as of September 1, 2011.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

7. Stockholders’ Equity (Deficit)

On September 1, 2011 and as part of the reverse merger, the Company issued convertible promissory notes (the “Promissory Notes”) to two accredited investors in a private placement transaction (the “Private Placement”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and five-year warrants (the “Warrants”) to purchase up to 22,091,311 shares of the Company’s common stock at an exercise price of $0.10 per share. The notes are due December 1, 2011 and accrue no interest. The Promissory Notes are automatically convertible at $1 into One Million Five Hundred Thousand (1,500,000) shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) immediately upon the creation of the Series A Preferred by the Company. The Series A Preferred stock was approved October 17, 2011 and the notes were immediately converted into 1,500,000 preferred shares. The Series A Preferred shares are convertible into shares of the Company’s common stock at a conversion rate of $0.0679 per share or 22,091,311 common shares. The conversion of preferred into common stock is limited to the extent that the beneficial owners own greater that 4.99% of the Company’s common stock.

Blue Calypso, Inc. is authorized to issue 685,000,000 shares of capital stock: 680,000,000 shares of common stock with voting rights at a par value of $.0001 and 5,000,000 shares of Series A Convertible Preferred Stock, also at $.0001 par value per share. There were 126,845,641 shares of common stock issued and outstanding as of December 31, 2011. There were 1,500,000 shares of preferred stock were issued and outstanding as of December 31, 2011. The Company did not make or declare any distributions to shareholders during the year ended December 31, 2011 or December 31, 2010.

Long-Term Incentive Plan

The stockholders approved the Blue Calypso, Inc. 2011 Long-Term Incentive Plan (the “Plan”) on September 9, 2011. The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of common stock. Subject to certain adjustments, the maximum number of shares of common stock that may be delivered pursuant to awards under the Plan is 35,000,000 shares.

Stock Options

During 2011 the Company granted options to purchase 2,420,000 shares of the Company’s common stock to non-employee board members and other consultants under the Plan. The options vest pro rata quarterly over two years.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

7. Stockholders’ Equity (Deficit), continued

The fair value for the Company’s options were estimated at the date of grant using the Black-Scholes option pricing model with the weighted average assumptions as noted in the following table. The Black-Scholes option valuation model incorporate ranges of assumptions for inputs, and those ranges are disclosed below. Expected volatilities are based on similar industry-sectorindices. The expected life of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free interest rate assumption is based on market yield on U.S. Treasury securities at 2-year constant maturity, quoted on investment basis determined at the date of grant.

Assumptions used for employee stock options:
Risk-free interest rate	0.25%
Stock price volatility	20% - 37%
Expected life	2 years

Using the valuation assumptions noted above, the Company estimated the value of stock options granted during the year to be $33,910 and $0 for the years ended December 31, 2011 and December 31, 2010, respectively. All the 2,420,000 options were granted on September 8, 2011 when the stock price was estimated to be .0679 per share so there was no intrinsic value for any options granted. The value of these options is being amortized to stock-based compensation expense quarterly over their two year vesting period. The stock-based compensation expense recorded was $4,240 and $0 during year ended December 31, 2011 and December 31, 2010, respectively.

The following table summarizes the stock option activity as of December 31, 2011:

	Outstanding Options	Weighted Average Exercise Price
Balance, December 31, 2010	320,825	0.001
Granted	2,420,000	0.0679
Exercised	0	0
Cancelled	(320,825)	0.001
Balance, December 31, 2011	2,420,000	$0.0679
Exercisable at 12/31/11	302,500	$0.0679

Non-vested at 12/31/11	2,117,500	$0.0679

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

7. Stockholders’ Equity (Deficit), continued

Restricted Stock

The restricted stock granted prior to the reverse merger transaction, have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger.

The following table summarizes the restricted stock activity for the period ended December 31, 2011:

Restricted Shares activity:
Restricted shares issued as of December 31, 2010	6,737,322
Granted prior to Reverse Merger	2,566,599
Granted subsequent to Reverse Merger	1,870,940
Expired and forfeited	(2,887,424)
Converted as part of the Reverse Merger	(6,416,497)
Vested	(80,206)
Unvested restricted shares as of December 31, 2011	1,790,734

A total of 320,825 shares were granted on September 8, 2011 when the stock price was estimated to be .0679 per share so the intrinsic value for restricted shares at date of issuance was .0679 per share or a total of $21,784. A total of 25% or 80,206 vest immediately while the remainder vest quarterly over three years from the date of grant. A total of 1,550,115 shares were granted on December 30, 2011 when the most recent stock price was $1.01 per share so the intrinsic value for restricted shares at date of issuance was $1.01 per share or $1,550,616. These shares that were granted December 30, 2011 will vest over three years with one-third vesting on each anniversary date. The share based compensation expense is $5,446 and $0 for year ended December 31, 2011 and December 31, 2010, respectively.

8. Related Party Transactions

Aztec Systems, Inc. is an affiliate of the Company that provides administrative and technical support services to the Company. The majority owner of Aztec Systems, Inc. is also the majority stockholder of the Company. The Company incurred management fees of $ 43,104 and $29,152, and software development fees of $486,795 and $361,616 relating to Aztec Systems for year ended December 31, 2011 and December 31, 2010, respectively. The Company had accounts payable to Aztec Systems of $254,838 and $105,415 as of December 31, 2011 and December 31, 2010, respectively.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

9. Liquidity-Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the Company will need additional financing to fully implement its business plan and establish a strong brand name. There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures. The failure to adequately fund its capital requirements could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders, and incurring additional indebtedness could involve the imposition of covenants that restrict the Company operations. Company has incurred an accumulated deficit of $2,247,588 as of December 31, 2011. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

10. Subsequent Events

The Company evaluated events or transactions occurring after December 31, 2011, the balance sheet date, through April 9, 2012, the date the financial statements were available to be issued, and determined any events or transactions which could impact the financial statements as of and for the year ended December 31, 2011.

BLUE CALYPSO INC. AND SUBSIDIARY ( A DEVELOPMENT STAGE COMPANY) CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30, 2012 unaudited	December 31, 2011 audited

ASSETS
Current assets:
Cash and cash equivalents	51,789	371,393
Accounts Receivable	44,369	51,900
Prepaid expenses	24,251	34,807
Total current assets	120,409	458,100
Property and equipment, net of accumulated depreciation of $5,964 and $2,397 in 2012 and 2011 respectively	17,817	21,384

Capitalized software development costs, net of accumulated amortization of $298,185 and $133,279 in 2012 and 2011, respectively	866,284	814,874

Total assets	$1,004,510	$1,294,358

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	284,179	68,162
Accounts payable-affiliate	92,833	254,838
Accrued liabilities	107,821	96,962
Unearned revenue	37,177	24,174
Total current liabilities	522,010	444,136

Notes payable - LMD	300,000	-
Notes payable-affiliate	364,861	-
Total liabilities	1,186,871	444,136
Stockholders' equity (deficit)
Series A Convertible Preferred stock, par value $.0001 per share (Authorized 5,000,000 shares; issued and outstanding 1,700,000 shares)	150	150
Common stock, par value $.0001 per share (Authorized 680,000,000 shares; issued, and outstanding 125,135,112 shares as of 9/30/12 and 126,845,641 shares at 12/31/11 respectively)	12,612	12,685
Additional paid in capital	8,938,408	4,666,929
Deferred compensation	(2,275,358)	(1,581,954)
Accumulated deficit during development stage	$(6,858,173)	(2,247,588)
Total stockholders' equity (deficit)	(182,361)	850,222

Total liabilities and stockholders' equity (deficit)	$1,004,510	$1,294,358

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

BLUE CALYPSO, INC. AND SUBSIDIARY ( A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS

	(UNAUDITED)		(UNAUDITED)
	Three months ended September 2012	Three months ended September 2011	Nine months ended September 2012	Nine months ended September 2011	FROM INCEPTION September 11, 2009 TO September 30, 2012

REVENUE	$9,547	$1,665	$10,307	$7,701	$61,934
COST OF REVENUE	8,717	58,958	147,551	71,093	265,744
GROSS PROFIT (LOSS)	830	(57,293)	(137,244)	(63,392)	(203,810)

OPERATING EXPENSES
Sales and marketing	120,604	153,063	244,942	255,390	1,421,789
General and administrative	364,217	357,571	1,072,434	568,229	1,765,785

Other operating expenses (includes deferred compensation expense related to stock options)	13,872	0	2,958,981	0	3,059,848
Depreciation and Amortization	57,170	32,599	168,474	84,319	304,198
	555,863	543,233	4,444,831	907,938	6,551,640

LOSS FROM OPERATIONS	(555,033)	(600,526)	(4,582,075)	(971,330)	(6,755,430)

OTHER INCOME (EXPENSE)
Interest income	0	0	0	0	15
Interest expense	(13,248)	(20,745)	(28,510)	(60,138)	(102,758)
	(13,248)	(20,745)	(28,510)	(60,138)	(102,743)

LOSS BEFORE INCOME TAX PROVISION	(568,281)	(621,271)	(4,610,585)	(1,031,468)	(6,858,173)

INCOME TAX PROVISION	-	-	-	-	-

NET LOSS	(568,281)	(621,271)	(4,610,585)	(1,031,468)	(6,858,173)

Loss per share:
Basic and Diluted	$(0.00)	$(0.01)	$(0.04)	$(0.01)

Weighted Average Shares Outstanding
Basic and Diluted	138,431,367	72,185,591	131,461,321	73,285,040

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

BLUE CALYPSO, INC. AND SUBSIDIARY
( A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
PERIOD FROM SEPTEMBER 11, 2009 (DATE OF INCEPTION) TO SEPTEMBER 30, 2012
(UNAUDITED)
							Accumulated Deficit During Development Stage	Total Stockholders' Equity (Deficit)
	Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Compensation
	Shares	Amount	Shares	Amount

Beginning Balance, September 11, 2009		$-	-	$-	$-	$-	$-	$-
Net Loss	-	-	-	-	-	-	(23,653)	(23,653)

Ending Balance, December 31, 2009			-	-	-	-	(23,653)	(23,653)
Shares issued at $.0001 per share-3/10/2010			65,448,269	6,545	(5,525)	-	-	1,020
Affiliate payable converted to equity- 3/31/10			-	-	21,958	-	-	21,958
Net loss	-	-	-	-	-	-	(5,296)	(5,296)

Ending Balance, March 31, 2010			65,448,269	6,545	16,433	-	(28,949)	(5,971)
Restricted shares issued- 6/10/2010			5,133,198	513	(433)	(80)	-	-
Net loss	-	-	-	-	-	-	(82,668)	(82,668)

Ending Balance, June 30, 2010			70,581,467	7,058	16,000	(80)	(111,617)	(88,639)
Restricted shares issued- 9/20/2010			1,604,124	160	(135)	(25)	-	-
Net loss	-	-	-	-	-	-	(115,880)	(115,880)

Ending Balance, September 30, 2010			72,185,591	7,219	15,864	(105)	(227,497)	(204,519)
Restricted shares vested as of 12/31/10			-	-	-	22	-	22
Net loss	-	-	-	-	-	-	(185,191)	(185,191)

Ending Balance, December 31, 2010			72,185,591	7,219	15,864	(83)	(412,688)	(389,688)
Restricted shares issued- 1/10/11			1,283,299	128	(108)	(20)	-	-
Additional Paid-In Capital			-	-	10	-	-	10
Restricted shares vested as of 03/31/11			-	-	-	12	-	12
Net loss	-	-	-	-	-	-	(174,767)	(174,767)

Ending Balance, March 31, 2011			73,468,891	7,347	15,766	(91)	(587,455)	(564,433)
Restricted shares issued- 4/29/11			1,283,299	128	(108)	(20)	-	-
Restricted shares vested as of 06/30/11			-	-	-	15	-	15
Net loss	-	-	-	-	-	-	(235,432)	(235,432)

Ending Balance, June 30, 2011			74,752,190	7,475	15,658	(96)	(822,887)	(799,850)
Restricted shares cancelled 7/25/11			(2,887,423)	(288)	192	96	-	-
Restricted shares vested as of 09/30/11			-	-	-	-	-	-
Conversion of Debt 9/1/11			28,135,234	2,814	1,562,274	-	-	1,565,088
Reverse merger shares issued 9/1/11			24,974,700	2,497	(2,497)	-	-	-
Restricted shares issued- 9/8/11			320,825	32	21,752	(21,784)	-	(0)
Net loss	-	-	-	-	-	-	(621,271)	(621,271)

Ending Balance, September 30, 2011			125,295,526	12,530	1,597,379	(21,784)	(1,444,158)	143,967
Additional Paid-In Capital-Compensation Expense					4,240			4,240
Conversion of Debt to Pref Stock 10/17/11	1,500,000	150			1,499,850			1,500,000
Restricted shares vested as of 10/1/11						5,446		5,446
Restricted shares issued- 12/30/11			1,550,115	155	1,565,461	(1,565,616)	-	-
Net loss	-	-	-	-	-	-	(803,430)	(803,430)

Ending Balance, December 31, 2011	1,500,000	$150	126,845,641	$12,685	$4,666,929	$(1,581,954)	$(2,247,588)	$850,222
Additional Paid-In Capital-Compensation Expense					-			-

Purchase of Preferred Stock	200,000				200,000			200,000
Restricted Shares Issued			200,000
Stock Options - Deferred Income						763,480		763,480
Net loss	-	-	-	-	-	-	(1,359,215)	(1,359,215)

Ending Balance, March 31, 2012	1,700,000	$150	127,045,641	$12,685	$4,866,929	$(818,474)	$(3,606,803)	$454,487
					-			-
Restricted Shares Issued					5,234,337	(5,234,337)		-
Restricted Shares Cancelled			(1,700,115)	(155)	(1,565,461)	1,565,616		-
Restricted Shares - Unvested			(290,619)	(24)	(16,314)	16,338
Purchase of Common Stock - related to Private Offering			440,000	44	186,479			186,523
Release of Common Stock from Shareholder			(440,000)
Stock Options - Deferred Income						2,181,627		2,181,627
Net loss	-	-	-	-	-	-	(2,683,089)	(2,683,089)

Ending Balance, June 30, 2012	1,700,000	$150	125,054,907	$12,550	$8,705,970	$(2,289,230)	$(6,289,892)	$139,548
Restricted Shares Issued								-
Restricted Shares Cancelled								-
Restricted Shares - vested			80,205
Purchase of Common Stock - related to Private Offering			450,000	62	232,438			232,500
Release of Common Stock from Shareholder			(450,000)
Stock Options - Deferred Income						13,872		13,872
Net loss	-	-	-	-	-	-	(568,281)	(568,281)

Ending Balance September 30, 2012	1,700,000	$150	125,135,112	$12,612	$8,938,408	$(2,275,358)	$(6,858,023)	$(182,361)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

BLUE CALYPSO, INC. AND SUBSIDIARY
( A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine months ended	Nine months ended	FROM INCEPTION
	September 30,	September 30,	SEP 11, 2009 TO
	2012	2011	September 30

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,610,585)	$(1,031,468)	$(6,858,173)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	168,473	33,240	298,731
Amortization of vested restricted stock and options	2,958,980	21,688	2,964,448
(Increase) decrease in assets:	-	-	-
Accounts receivable	7,532	(35,200)	(44,368)
Prepaid expenses and other current assets	10,555	(105,639)	(24,251)
Increase (decrease) in liabilities:	-	-	-
Accounts payable	216,017	22,188	284,179
Accounts payable-affiliate	(162,005)	43,420	114,791
Accrued expenses	(29,859)	(49,273)	126,820
Deferred revenue	13,004	38,749	37,178
Cash used in operating activities	(1,368,170)	(1,062,295)	(3,100,645)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for software development	(216,317)	(253,161)	(1,059,052)
Cash paid for purchases of fixed assets	-	(8,173)	(23,781)
Cash used in investing activities	(216,317)	(261,334)	(1,082,833)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital received	7,154	37	8,324
Increase in Notes Payable - Affiliate	357,707	-	357,707
Shareholder Subscriptions Receivable	-	-	-
Increase in Notes Payable -LMD	300,000	225,000	300,000
Increase in Notes Payable	-	-	200,000
Sale of Common Stock associated with Private Placement	400,022		400,022
Purchase of Stock	200,000	1,543,399	2,969,214
Convertible Notes Payable	-	500,000
Cash provided by financing activities	1,264,883	2,268,436	4,235,267
Net increase in cash	(319,604)	944,807	51,789
Cash at beginning of year	371,393	113,511	-
Cash at end of year	$51,789	$1,058,318	$51,789
SUPPLEMENTAL INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-
Non-cash investing and financing activities:			$221,958
Affiliate payable converted to equity	$-	$-	$344,993
Affiliate payable converted to note payable	$-	$-	$344,993

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

BLUE CALYPSO, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2012
(unaudited)

1. Organization and Nature of Business

Blue Calypso Holdings, Inc. (a development stage company) a Texas corporation (“BCHI”), was formed in February 2010 as an investment entity to hold a 100% single-member ownership interest in Blue Calypso, LLC, a Texas Limited Liability Company formed on September 11, 2009. The companies are under common control.

On September 1, 2011, Blue Calypso Inc., which was then a Nevada corporation (formerly known as JJ&R Ventures, Inc. (the “Company”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with BCHI, and Blue Calypso Acquisition Corp., the Company’s newly-formed wholly-owned subsidiary (“Acquisition Sub”). Upon the closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged into and with BCHI, and BCHI, as the surviving corporation, became a wholly-owned subsidiary of the Company. The merger was accounted for as a reverse-merger and recapitalization in accordance with the generally accepted accounting principles in the United States. BCHI was the acquirer for financial reporting purposes and Blue Calypso, Inc. is the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger are those of BCHI and are recorded at their historical cost basis. The operations after completion of the merger include those of BCHI and the Company. Common stock and corresponding capital amounts of BCHI pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. On October 17, 2011, the Company was merged into and with its newly formed wholly owned subsidiary Blue Calypso, Inc., a Delaware corporation for the sole purpose of changing the state of incorporation of the Company from Nevada to Delaware.

The Company is a mobile and social media marketing company that activates and measures branded word of mouth campaigns through consumers’ personal texts, posts and tweets between friends. The Company activates a friend to friend distribution of branded marketing campaigns by motivating brand loyalists to personally endorse and share these campaigns with their digital social streams. The Company compensates them for their reach with cash, prizes and VIP perks. Marketers enjoy the power of measured personal endorsements that generate buzz, ignite conversation, drive purchase intent, increase loyalty and attract new customers by leveraging the power of social influence.

2. Summary of Significant Accounting Policies

Development Stage Company

The Company is a development stage company as defined by Accounting Standards Codification ("ASC") 915, "Development Stage Entities" and is still devoting substantial efforts on establishing the business. Its principal operations have commenced but there has been no significant revenue thus far. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

Basis of Presentation

The financial statements are stated in U.S. dollars and include the accounts of the Company and BCHI which were merged effective September 1, 2011. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

BLUE CALYPSO, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2012
(unaudited)

2. Summary of Significant Accounting Policies, continued

Segments

The Company operates in a single segment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realization of capitalized software and the realization of deferred tax assets. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, “Revenue Recognition”, when persuasive evidence of an arrangement exists, the fee is fixed or determinable, delivery of the product has occurred or services have been rendered and collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing services provided by the Company and is recognized as earned when brand loyalists personally endorse and share the advertising campaigns with others in their digital social stream.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in bank demand deposits. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment and Long-Lived Assets

Property and equipment consists of office equipment and is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which for office equipment is three to five years. Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

BLUE CALYPSO, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2012
(unaudited)

2. Summary of Significant Accounting Policies, continued

Intangible Assets

Software development costs are accounted for in accordance with ASC 350-40, Intangibles - Goodwill and Other: Internal Use Software. According to ASC 350-40 capitalization of costs shall begin when both of the following occur: a) preliminary project stage is completed, b) management, with the relevant authority, implicitly or explicitly authorizes and commits to funding a computer software project and it is probable that the project will be completed and the software will be used to perform the function intended. The costs capitalized include fees paid to third parties for services provided to develop the software during the application development stage, payroll and payroll-related costs such as costs of employee benefits for employees who are directly associated with and who devote time to the internal-use computer software project on activities that include coding and testing during the application development stage and interest costs incurred while developing internal-use computer software (in accordance with ASC 835-20). Once the software is ready for its intended use, the costs are amortized using straight-line method over the estimated useful life of up to five years. The unamortized capitalized cost of the software is compared annually to the net realizable value. The amount by which the unamortized capitalized costs of the internal use software exceed the net realizable value of that asset is written off.

Impairment of Long-lived Tangible Assets and Definite-Lived Intangible Assets

Long-lived tangible assets and definite lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Recoverability of assets held and used is generally measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by that asset. If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Fair Value Measurements

The Company has adopted ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The carrying amounts of accounts receivable and accounts payable of the Company approximate fair value because of the short maturity of these instruments. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

BLUE CALYPSO, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2012
(unaudited)

2. Summary of Significant Accounting Policies, continued

Income Taxes

Income taxes are accounted for using the asset and liability method pursuant to the authoritative guidance on Accounting for Income Taxes. Deferred taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement and carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes future tax benefits to the extent that realization of such benefits is more likely than not.

The Company follows the authoritative guidance prescribing comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. This guidance requires that a company recognize in its financial statements the impact of tax positions that meet a “more likely than not” threshold, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

Loss per Share

We have presented basic loss per share, computed on the basis of the weighted average number of common shares outstanding during the year, and diluted loss per share, computed on the basis of the weighted average number of common shares and all potentially dilutive common shares outstanding during the year. Potential common shares result from stock options, vesting of restricted stock grants and convertible notes. However, for the years presented, all outstanding stock options, restricted stock grants and convertible notes are anti-dilutive due to the losses incurred. Anti-dilutive common stock equivalents of 290,619 were excluded from the loss per share computation for the three months ended September 30, 2012.

Stock-Based Compensation

The Company granted stock options and restricted stock as compensation to employees and directors. Compensation expense is measured in accordance with ASC 718 (formerly SFAS No. 123R), Compensation - Stock Compensation. Compensation expense is recognized over the requisite service period for awards of equity instruments to employees based on the grant date fair value of those awards expected to ultimately vest. Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates.

Concentrations of Credit Risk

Significant concentrations of credit risk may arise from the Company’s cash maintained in the bank. The Company maintains cash in quality financial institution, however, at times, cash balance may exceed the federal deposit insurance limits (FDIC limits). As of September 30, 2012, the cash balance with the bank did not exceed the $250,000 FDIC limit.

BLUE CALYPSO, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2012
(unaudited)

2. Summary of Significant Accounting Policies, continued

Advertising and Marketing

The Company's advertising and marketing costs, which consist primarily of marketing and trade show costs, business development and printed promotional and sales presentation materials, are charged to expense when incurred. The advertising and marketing expense was $1,250 and $69,059 for the three month periods ended September 30, 2012 and 2011, respectively.

Recent Accounting Pronouncements

In July 2011, the Financial Accounting Standards Board (FASB) issued ASU 2011-06-Other Expenses (Topic 720): Fees Paid to the Federal Government by Health Insurers (a consensus of the FASB Emerging Issues Task Force) . This ASU is effective for periods ending after December 31, 2013. We do not expect this ASU 2011-06 to apply to the Company or to have a material effect on the financial position, results of operations or cash flows.

In December 2011, the FASB issued ASU 2011-10-Property, Plant, and Equipment (Topic 360): De-recognition of in Substance Real Estate-a Scope Clarification (a consensus of the FASB Emerging Issues Task Force). This ASU is effective for periods after June 15, 2012. We do not expect this ASU 2011-10 to apply to the Company or to have a material effect on the financial position, results of operations or cash flows.

3. Property and Equipment

Property and equipment consist of the following at September 30, 2012 and December 31, 2011:

	9/30/2012	12/31/2011
Office Equipment	$ 23,781	$ 23,781
Less: Accumulated depreciation	(5,964)	(2,397)
Net property and equipment	$ 17,817	$ 21,384

Depreciation expense was $1,189 for the three months September 30, 2012.

4. Intangibles

Intangible assets consist of the following at September 30, 2012 and December 31, 2011:

	9/30/2012	12/31/2011
Capitalized Software Development Costs	$ 1,164,469	$ 948,153
Less: Accumulated amortization	(298,185)	(133,279)
Net capitalized development costs	$ 866,284	$ 814,874

BLUE CALYPSO, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2012
(unaudited)

4. Intangibles, continued

The amortization expense relating to the capitalized development costs was $54,152 and $32,107 for the three months ended September 30, 2012 and 2011, respectively. Amortization expense for the next five years is estimated to be as follows:

Capitalized Development Cost Amortization

2012	$ 55,981
2013	233,842
2014	233,842
2015	210,657
2016	119,006
2017	12,955
$ 866,284

5. Income Tax Provision

The Company’s income taxes are recorded in accordance with ASC 740 “Income Taxes”. The tax effects of the Company’s temporary differences that give rise to significant portions of the deferred tax assets for the quarter ended September 30, 2012 and 2011 consisted primarily of net operating losses totaling $568,131 and $621,270 which were fully reserved. Deferred tax assets and liabilities are computed by applying the effective U.S. federal and state income tax rate to the gross amounts of temporary differences and other tax attributes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At September 30, 2012, the Company believed it was more likely than not that future tax benefits from net operating loss carry-forwards and other deferred tax assets would not be realizable through generation of future taxable income and accordingly deferred tax assets are fully reserved.

6. Long Term Debt - Notes Payable

On April 19, 2012, the Company entered into a securities purchase agreement with an existing stockholder (the “Buyer”), pursuant to which the Company issued (i) a senior secured 8% convertible debenture in the original aggregate principal amount of $35,000 and (ii) a warrant to purchase 6,500,000 shares of common stock, $0.001 par value per share of the Company, and the Buyer covenanted to purchase up to an additional $465,000 of senior secured convertible debentures in a series of four closing at such times as may be designated by the Company in its sole discretion through October 19, 2012. The outstanding principal of the convertible debentures as of September 30, 2012 was $300,000. The convertible debentures mature on October 19, 2012 and bear interest at a rate of 8%.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(unaudited)

6. Long Term Debt - Notes Payable (continued)

In connection with the above private placement, the Company also entered into a security agreement, an intellectual property security agreement, a stockholder’s agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof, each dated April 19, 2012. In addition, the subsidiary of the Company, Blue Calypso, LLC, entered into a subsidiary guarantee in favor of the Buyer, dated April 19, 2012.

At August 31, 2011, the Company had convertible subordinated notes payable issued to eleven entities/individuals. The notes accrued simple interest at the rate of 8% per annum. The principal amount of the notes, along with all accrued interest thereon was subject to automatic conversion upon the next financing transaction in which the Company sells shares of its capital stock to an outside vendor in an arm’s length transaction. The principal balance of $1,475,000 (including notes payable to affiliate of $200,000) and accrued interest thereon of $90,088 were converted into 28,135,234 common shares as of September 1, 2011.

7. Stockholders’ Equity (Deficit)

On June 14, 2012, the Company commenced a private offering of up to $10,000,000 of Units (the “Units”), at a purchase price of $1.00 per Unit. Each Unit consists of: (i) two shares of the Company’s common stock and (ii) a warrant to purchase one share of common stock. The warrant is exercisable for a term of two years at an exercise price of $0.75 per share.

As of September 30, 2012, the Company has issued and sold an aggregate of 445,000 Units in the private placement in consideration of gross cash proceeds of $445,000. As a result, the Company has issued an aggregate of 890,000 shares of common stock and warrants to purchase an aggregate of 890,000 shares of Common Stock. WFG Investments, Inc. (“WFG”) acted as placement agent in connection with the Private Placement and was entitled to receive a commission equal to 10% of any subscriptions received and warrants to purchase 3% of the number of shares of common stock included in the Units sold in the Private Placement. As of September 30, 2012, WFG has received a cash fee of $44,500 and warrants to purchase 26,700 shares of common stock.

In April 2012, the Company entered into a stockholder’s agreement with Andrew Levi, our Chief Technology Officer, whereby Mr. Levi agreed to place 25,000,000 shares of Common Stock held by him in escrow for a period of one year. In the event that the Company issues shares of Common Stock in a financing transaction, or in connection with the hiring or retention of senior management or directors during such period of time, the corresponding number of escrowed shares will be cancelled and returned to the Company’s treasury.

On September 1, 2011 and as part of the reverse merger, the Company issued convertible promissory notes (the “Promissory Notes”) to two accredited investors in a private placement transaction pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and five-year warrants to purchase up to 22,091,311 shares of the Company’s common stock at an exercise price of $0.10 per share. The notes were due December 1, 2011 and accrue no interest. On October 17, 2011, prior to their maturity, the notes automatically converted into One Million Five Hundred Thousand (1,500,000) shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”). In addition, pursuant to the Securities Purchase Agreement, one of the investors irrevocably committed to purchase an additional 200,000 shares of Series A Preferred and warrants to purchase up to 2,945,509 shares of the Company’s common stock at an exercise price of $0.10 per share. The shares of Series A Preferred are convertible into shares of the Company’s common stock at a conversion price of $0.0679 per share.

BLUE CALYPSO, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2012
(unaudited)

7. Stockholders’ Equity (Deficit), continued

During the three months ended September 30, 2012, the investor completed the purchase of the additional 200,000 shares of Series A Preferred and warrants to purchase an additional 2,945,509 shares of common stock. The conversion of Series A Preferred into common stock and exercise of warrants is limited to the extent that the beneficial owners own greater that 4.99% of the Company’s common stock.

Blue Calypso, Inc. is authorized to issue 685,000,000 shares of capital stock: 680,000,000 shares of common stock at a par value of $.0001 and 5,000,000 shares of preferred stock, also at $.0001 par value per share. There were 125,135,112 shares of common stock issued and outstanding as of September 30, 2012. There were 1,700,000 shares of Series A Preferred were issued and outstanding as of September 30, 2012. The Company did not make or declare any distributions to shareholders during the quarter ended September 30, 2012 or September 30, 2011.

Long-Term Incentive Plan

The Blue Calypso, Inc 2011 Long Term Incentive Plan (the "Plan") was approved by the Company's stockholders on September 9, 2011. The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of common stock. Subject to certain adjustments, the maximum number of shares of common stock that may be delivered pursuant to awards under the Plan is 35,000,000 shares.

Stock Options

During 2011, the Company granted options to purchase 2,420,000 shares of the Company’s common stock to non-employee board members and other consultants under the Plan. The options vest pro rata quarterly over two years. During the three months ended September 30, 2012, the Company granted options to purchase 770,000 shares of the Company’s common stock to employees, and non employee board members. During this period 375,000 of stock options were forfeited. These options were granted at a range of strike prices and vesting schedules. The fair value for the Company’s options were estimated at the date of grant using the Black-Scholes option pricing model with the weighted average assumptions as noted in the following table. The Black-Scholes option valuation model incorporate ranges of assumptions for inputs, and those ranges are disclosed below. Expected volatilities are based on similar industry-sector indices. The expected life of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free interest rate assumption is based on market yield on U.S. Treasury securities at 2-year constant maturity, quoted on investment basis determined at the date of grant.

Assumptions used for employee stock options:
Risk-free interest rate	0.25%
Stock price volatility	20% - 37%
Expected life	5.75 years

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(unaudited)

7. Stockholders’ Equity (Deficit), continued

Using the valuation assumptions noted above, the Company estimated the value of stock options granted to be $13,872 and $0 for the three months ended September 30, 2012 and September 30, 2011, respectively. The value of these options is being amortized to stock-based compensation expense consistently with the vesting events. The stock-based compensation expense recorded was $13,872 and $0 during quarter ended September 30, 2012 and September 30, 2011, respectively. The following table summarizes the stock option activity as of September 30, 2012

Stock option activity for the nine months ended September 30, 2012:

	Outstanding Options	Weighted Average Exercise Price

Balance, December 31, 2011	2,420,000	0.0679
Granted Q1, 2012	2,495,325	0.3292
Granted Q2, 2012	6,608,218	0.1536
Forfeited Q2, 2012	(1,980,333)	0.0679
Granted Q3 2012	770,000	0.7825
Forfeited Q3 2012	(375,000)	0.0679
Balance, September 30, 2012	9,938,210	0.2459
Exercisable at 9/30/12	7,440,158	0.1841

Restricted Stock

The restricted stock granted prior to the reverse merger transaction, have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger.

The following table summarizes the restricted stock activity for the period ended September 30, 2012:

Restricted Shares Activity:
Restricted shares issued as of December 31, 2011	1,870,940
Granted during three months ended March 31, 2012	200,000
Granted during three months ended June 30, 2012	13,085,842
Forfeited during three months ended June 30, 2012	(1,700,115)
Granted during three months ended September 30, 2012	0
Forfeited during three months ended September 30, 2012	0
Total Restricted Shares Issued at September 30, 2012	13,456,667
Vested at June 30, 2012	(160,412)
Unvested restricted shares as of September 30, 2012	13,296,255

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(unaudited)

Restricted Stock (continued)

A total of 13,085,842 shares were granted in the quarter ended June 30, 2012 and will vest 1/3 in the first year following the grant and the balance over the following 8 calendar quarters. The share based compensation expense is $5,466 and $0 for quarters ended September 30, 2012 and September 30, 2011, respectively. Deferred income related to the 13,085,842 restricted shares granted in Q2-2012 was $5,234,337 and will be recorded in the periods the restricted shares are vested.

8. Related Party Transactions

Aztec Systems, Inc. (“Aztec”) is an affiliate of the Company that provides administrative and technical support services to the Company. The majority owner of Aztec was also the majority stockholder of the Company until the date of sale of Aztec on June 15, 2012.

On January 16, 2012, the Company entered into a letter agreement with Aztec, pursuant to which Aztec agreed to extend credit to the Company in an amount requested by the Company up to a maximum of $30,000 in any single month through March 31, 2012 to assist the Company with its ongoing software development efforts. In connection with the credit extension, the Company agreed to pay Aztec a minimum of $30,000 per month beginning January 2012 to be applied against any amounts currently owed by the Company to Aztec or incurred in the future for software development or hosting services. Aztec may terminate the credit extension immediately upon notice to the Company. On January 17, 2012, the Company issued a promissory note to Aztec in the principal amount of $254,992.89 (the “Note”). The principal amount of the Note reflects the balance due by the Company to Aztec as of December 31, 2011 for software development and hosting services provided by Aztec to the Company. The note bears interest at a rate of 8% per annum and the entire principal and interest under the note is due on September 30, 2012. There is no penalty for prepayment of the note by the Company.

9. Liquidity-Going Concern

These financial statements have been prepared assuming that the Company is a going concern. The Company incurred a net loss in the periods ended September 30, 2012 and 2011 and for the period from September 11, 2009 (inception) to September 30, 2012.

The Company has limited cash availability at the Balance Sheet date. The Company’s ability to continue operations on an ongoing basis are dependent on receiving additional investment monies. Management is currently attempting to secure additional investment monies through the private placement transaction described in footnote # 10 below. There is a high level of uncertainty as to whether these efforts will be successful.

10. Subsequent Events

The Company evaluated events or transactions occurring after September 30, 2012, the balance sheet date, through November 14, 2012, the date the financial statements were available to be issued, and determined any events or transactions which could impact the financial statements as of and for the quarter ended September 30, 2012. On October 4, 2012, the Company entered into a letter agreement with Aztec, pursuant to which Aztec agreed to exchange the Note and the existing accounts payable balance for an 8% convertible debenture due March 31, 2013 pursuant to the terms of an exchange agreement to be entered into by and between the Company and Aztec no later than October 15, 2012. Aztec also agreed to waive and forbear any breach or event of default under the Note until October 15, 2012. Pursuant to the letter agreement, the Company also agreed to register the shares of Common Stock underlying the 8% convertible debenture. On October 15, 2012, the Company entered into a letter agreement with Aztec pursuant to which Aztec agreed to waive and forbear from assessing any breach or event of default under the Note until October 31, 2012. On October 31, 2012, Aztec agreed to waive and forbear any breach or event of default under the Note until November 9, 2012. On November 9, 2012, the Company entered into the exchange agreement with Aztec, pursuant to which the Company and Aztec agreed to exchange the Note and the Company's existing accounts payable to Aztec for an 8% Convertible Note in the original principal amount of $545,958.16. The 8% Convertible Note is due on March 31, 2013. Pursuant to the letter agreement, the Company also agreed to register the shares of Common Stock issuable upon conversion of the 8% Convertible Note and an aggregate of 3,733,428 shares of Common Stock currently held by Aztec on or before December 31, 2012. The 8% Convertible Note is convertible into shares of the Company's Common Stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which Common Stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% Convertible Note will automatically convert into shares of the Company's Common Stock.

On October 24, 2012 the Company commenced a private offering of up to $3,000,000 of 10% convertible debentures. Each Unit consists of: (i) a 10% convertible debenture in the principal amount of $50,000, and (ii) 12,500 of Common Stock. The 10% convertible debentures are convertible into shares of the Company’s common stock at a conversion price equal to the lesser of $0.50 or the price at which securities are sold by the Company in a subsequent financing. As of November 14, 2012, the Company has received aggregate proceeds of $50,000 from this private placement.

On October 17, 2012, the Company and LMD Capital, LLC signed an agreement that extended the due date of the debentures issued to LMD to November 30, 2012 (footnote # 6 above). On October 31, 2012, LMD loaned an additional $65,000 to the Company bringing the outstanding principal balance of the 8% debentures to $365,000. On November 14, 2012, LMD loaned an additional $50,000 to the Company bringing the outstanding principal balance of the 8% debentures to $415,000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee	$668
Accounting Fees and Expenses	2,000*
Legal Fees and Expenses	25,000*
Printing Expenses	2,500

Total	$30,168
* Estimated

Item 14.                 Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.  Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

We intend to enter into indemnification agreements with certain of our directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in our certificate of incorporation and bylaws. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Item 15.                 Recent Sales of Unregistered Securities.

On December 12, 2012, we entered into a financial advisory agreement, pursuant to which we agreed to issue 500,000 shares of our common stock as consideration for such financial advisory services. As further compensation for the services to be provided, we agreed to issue 4.9% of our common stock on a fully diluted basis to such advisor upon the closing of capital raising transactions which in the aggregate generate at least $4 million in net proceeds and the completion of an uplisting of our common stock to a national securities exchange, provided that both events occur during the one year term of the agreement. The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On November 9, 2012, we entered into an exchange agreement with Aztec Systems, Inc., pursuant to which we agreed to exchange a promissory note with a balance of $368,059.23 and our  existing accounts payable to Aztec of $177,898.92 for an 8% convertible note in the original principal amount of $545,958.16. The 8% convertible note is due on March 31, 2013. Pursuant to the exchange agreement, the Company agreed to register the shares of Common Stock issuable upon conversion of the 8% convertible note and an aggregate of 3,733,428 shares of our common stock then held by Aztec on or before December 31, 2012. The 8% convertible note is convertible into shares of our common stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which our common stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% convertible note will automatically convert into shares of our common stock.  The foregoing securities were sold to a limited number of accredited investors, without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On August 28, 2012, we issued an aggregate of 44,007 shares of our common stock as consideration for consulting services rendered. On November 21, 2012, we issued an aggregate of 36,863 shares of our common stock as consideration for consulting services rendered. The shares were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2)of the Securities Act of 1933, as amended. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On June 14, 2012, we commenced a private offering of up to $10,000,000 of units, at a purchase price of $1.00 per unit. Each unit consisted of: (i) two shares of our common stock and (ii) a warrant to purchase one share of our common stock.  The warrant is exercisable for a term of two years at an exercise price of $0.75 per share. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.75 per share (subject to certain exceptions) and other similar events. As of the termination date of the private offering, we had issued and sold an aggregate of 445,000 units in consideration of gross cash proceeds of $445,000. As a result, we issued an aggregate of 890,000 shares of common stock and warrants to purchase an aggregate of 445,000 shares of common stock.  WFG Investments, Inc. acted as placement agent in connection with the private placement and received a cash fee of $44,500 and warrants to purchase 26,700 shares of Common Stock.  The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On June 1, 2012, we entered into an employment letter agreement with William Ogle, our chief executive officer. Pursuant to his employment letter agreement, Mr. Ogle is entitled to receive a restricted stock award equal to 7% of our total issued and outstanding shares as of June 11, 2012. This restricted stock award vests: (i) one-third on the one year anniversary of the grant date, and (ii) the remaining two-thirds will vest pro rata in eight equal quarterly installments. Mr. Ogle may also be offered additional annual equity awards of up to 200% of his base salary subject to mutually agreeable and reasonable targets beginning in 2013. In addition, pursuant to his employment letter agreement, we also granted to Mr. Ogle options to purchase 3% of our issued and outstanding shares of common stock on a fully-diluted basis. The options are exercisable at an exercise price equal to $0.10 per share for a term of 10 years. .  The shares and options issued were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2)of the Securities Act of 1933, as amended.The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On April 19, 2012, we entered into a securities purchase agreement with an existing stockholder, pursuant to which we issued an 8% senior secured convertible debenture in the principal amount of $35,000 and a warrant to purchase 6,500,000 shares of our common stock at an exercise price of $0.10 per share for a term of five years. Pursuant to the securities purchase agreement, the investor covenanted to purchase up to an additional $465,000 of senior secured convertible debentures in a series of closings to occur at our discretion through October 19, 2012. As of  February 5, 2013, we have issued and sold an aggregate of $500,000 of such debentures in consideration of gross proceeds of $500,000. The debentures are convertible into shares of our common stock at the option of the holder at a conversion price equal to the closing price of our common stock on the date of conversion. The 8% debentures contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than the closing price of our common stock on the date of conversion (subject to certain exceptions) and other similar events. The debentures and the warrant issued to the investor were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

On September 1, 2001, pursuant to an agreement of merger and plan of reorganization, Blue Calypso Acquisition Corp., a wholly-owned subsidiary of ours, merged with and into Blue Calypso Holdings, Inc., with Blue Calypso Holdings, Inc. being the surviving corporation and becoming our wholly-owned subsidiary. In connection with this merger, each shareholder of Blue Calypso Holdings, Inc. exchanged their shares in Blue Calypso Holdings, Inc. for an aggregate of 100,000,000 shares of common stock. The securities issued in the above described merger were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended. Each of the shareholders of Blue Calypso Holdings, Inc. who received shares of our common stock in the above described merger were accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the merger.

On September 1, 2011, we issued convertible promissory notes in the aggregate principal amount of $1,500,000 and five-year warrants to purchase up to 22,091,311 shares of our common stock at an exercise price of $0.10 per share for a term of five years to two accredited investors in a private placement transaction, for total consideration of $1,500,000.  The promissory notes were initially convertible into shares of our common stock at a conversion price of $0.0679 per share, and were automatically convertible into 1,500,000 shares of the Series A Convertible Preferred Stock immediately upon the creation of the Series A Convertible Preferred Stock.  The promissory notes and warrants were sold to accredited investors and were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

The above described promissory notes automatically converted into 1,500,000 shares of Series A Convertible Preferred Stock on October 17, 2011 upon the creation of the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock was issued to two accredited investors.  The shares of Series A Convertible Preferred Stock issued were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

Item 16.                 Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1

Agreement and Plan of Merger and Reorganization, dated as of September 1, 2011, by and among Blue Calypso, Inc., Blue Calypso Acquisition Corp., and Blue Calypso Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

2.2

Agreement and Plan of Merger, dated September 9, 2011, by and between Blue Calypso, Inc., a Nevada corporation, and Blue Calypso, Inc., a Delaware corporation (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2011)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)
3.2

Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

3.3

Bylaws of Blue Calypso, Inc., a Delaware corporation, adopted September 9, 2011 (incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

5.1

Opinion of Fox Rothschild LLP (incorporated by reference to Exhibit 5.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 3, 2013)

10.1	2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.2	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.3	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.4	Form Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.5

Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.6

Stock Purchase Agreement, by and between Blue Calypso, Inc. and Deborah Flores, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.7

Securities Purchase Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.8

Registration Rights Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.9	Form of Warrant (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.10

Letter Agreement, dated January 16, 2012, by and between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.11

Promissory Note, dated January 17, 2012, issued by Blue Calypso, Inc. to Aztec Systems, Inc. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.12

Securities Purchase Agreement, dated April 19, 2012, by and between Blue Calypso, Inc. and the Buyer thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.13	Senior Secured Convertible Note issued April 19, 2012 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.14	Common Stock Purchase Warrant issued April 19, 2012 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.15

Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC and the Buyer (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.16

Intellectual Property Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC, and the Buyer (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.17

Subsidiary Guarantee, dated April 19, 2012, by Blue Calypso, LLC, in favor of the Buyer (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.18	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.19	Amendment No. 1 to Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.20

Stockholder’s Agreement, dated April 19, 2012, by and between Andrew Levi and the Company (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.21

Letter Agreement dated June 1, 2012, between Blue Calypso, Inc. and Bill Ogle effective as of June 1, 2012 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2012)

10.22

Form of Subscription Agreement – June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)

10.23	Form of Warrant – June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)
10.24

Exchange Agreement dated November 9, 2012 between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 19, 2012)

10.24

8% Convertible Note dated November 9, 2012 (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 19, 2012)

21.1	List of subsidiaries (incorporated by reference to Exhibit 21.1 to Annual Report in Form 10-K filed with the Securities and Exchange Commission April 16, 2012)
23.1	Consent of Montgomery Coscia Greilich LLP, Certified Public Accountants+
23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)
101.INS	XBRL Instance Document (incorporated by reference to Exhibit 101.INS to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)
101.SCH	XBRL Taxonomy Extension Schema Document (incorporated by reference to Exhibit 101.SCH to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)
101.CAL

XBRL Taxonomy Extension Calculation Linkbase Document (incorporated by reference to Exhibit 101.CAL to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)

101.DEF

XBRL Taxonomy Extension Definition Linkbase Document (incorporated by reference to Exhibit 101.DEF to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)

101.LAB

XBRL Taxonomy Extension Label Linkbase Document (incorporated by reference to Exhibit 101.LAB to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)

101.PRE

XBRL Taxonomy Extension Presentation Linkbase Document (incorporated by reference to Exhibit 101.PRE to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2012)

+ filed herewith

Item 17.                 Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 6, 2013.

By:	/s/ William Ogle
Name: William Ogle
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Blue Calypso, Inc., a Delaware corporation that is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint William Ogle their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William Ogle	Chief Executive Officer and Chairman	February 6, 2013
William Ogle	(principal executive officer)

*	Chief Financial Officer	February 6, 2013
David Polster	(principal financial and accounting officer)

*	Chief Technology Officer and Director	February 6, 2013
Andrew Levi

*	Director	February 6, 2013
Ian Wolfman

*	Director	February 6, 2013
Charles Thomas

	Director	February 6, 2013
Andrew Malloy